Execution Version PURCHASE AGREEMENT FOR CERTAIN ASSETS 7772925

TABLE OF CONTENTS Page ARTICLE I. PURCHASE AND SALE ...................................................................................................... 5 1.1 Assets to be Acquired. ................................................................................................................ 5 1.2 Excluded Assets.......................................................................................................................... 5 1.3 Assumption of Liabilities............................................................................................................ 5 1.4 Excluded Liabilities. ................................................................................................................... 5 1.5 Developer Agreements. .............................................................................................................. 6 1.6 Post-Closing Use......................................................................................................................... 6 ARTICLE II. CONSIDERATION.............................................................................................................. 7 2.1 Purchase Price; Payment of Purchase Price................................................................................ 7 2.2 Heska Shares............................................................................................................................... 7 ARTICLE III. CLOSING; THIRD PARTY CONSENTS ......................................................................... 7 3.1 Closing Date. .............................................................................................................................. 7 3.2 Assignment of Contracts and Rights........................................................................................... 7 3.3 Transfer of Title.......................................................................................................................... 8 ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SELLER ............................................. 8 4.1 Organization and Standing.......................................................................................................... 8 4.2 Authorization; Enforceability. .................................................................................................... 8 4.3 No Conflict. ................................................................................................................................ 8 4.4 Consents and Approvals. ............................................................................................................ 9 4.5 Litigation..................................................................................................................................... 9 4.6 Title to Purchased Assets; Sufficiency. ...................................................................................... 9 4.7 Software; Intellectual Property. .................................................................................................. 9 4.8 Inbound Licenses. ..................................................................................................................... 11 4.9 Employees and Contractors. ..................................................................................................... 11 4.10 Compliance with Laws. ............................................................................................................ 12 4.11 Disclosures................................................................................................................................ 12 4.12 Brokers...................................................................................................................................... 12 4.13 Warranties regarding Issuance of Heska Shares....................................................................... 12 ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER .............................................. 13 5.1 Organization and Standing........................................................................................................ 13 5.2 Authorization; Enforceability. .................................................................................................. 13 5.3 No Conflict. .............................................................................................................................. 13 5.4 Consents and Approvals. .......................................................................................................... 14 5.5 Litigation................................................................................................................................... 14 5.6 Brokers...................................................................................................................................... 14 ARTICLE VI. CONDITIONS TO BUYER'S OBLIGATIONS ............................................................... 14 6.1 Representations and Warranties................................................................................................ 14 6.2 Performance by Seller............................................................................................................... 14 6.3 Absence of Litigation................................................................................................................ 14 6.4 Seller's Deliveries. Seller shall have delivered to Buyer the following:.................................. 14 6.5 Credit Agreement Approval...................................................................................................... 15 6.6 Buyer Developer Agreements................................................................................................... 15 ARTICLE VII. CONDITIONS TO SELLER'S OBLIGATIONS ............................................................ 15 7.1 Representations and Warranties................................................................................................ 15 7.2 Performance by Buyer. ............................................................................................................. 15 7.3 Required Consents. ................................................................................................................... 15 7.4 Absence of Litigation................................................................................................................ 15 2 7772925

7.5 Buyer's Deliveries. Buyer shall have delivered to Seller the following: ................................. 15 7.6 Seller Developer Agreements. .................................................................................................. 16 ARTICLE VIII. INDEMNIFICATION AND SURVIVAL ..................................................................... 16 8.1 Survival of Representations and Warranties............................................................................. 16 8.2 Seller's Indemnification. ........................................................................................................... 16 8.3 Buyer's Indemnification............................................................................................................ 17 8.4 Defense of Third Party Claims. ................................................................................................ 17 8.5 Limitation on Indemnification. ................................................................................................. 18 8.6 Adjustment to Purchase Price................................................................................................... 18 ARTICLE IX. COVENANTS................................................................................................................... 18 9.1 Confidentiality. ......................................................................................................................... 18 9.2 Covenant Not to Compete; Non-Solicitation............................................................................ 18 9.3 Cloud Agreement...................................................................................................................... 20 9.4 Open Source Software Compliance.......................................................................................... 20 9.5 Vendor Agreements. ................................................................................................................. 20 9.6 No Challenge. ........................................................................................................................... 20 9.7 Further Assurances. .................................................................................................................. 20 ARTICLE X. TERMINATION................................................................................................................. 20 10.1 Termination............................................................................................................................... 20 10.2 Remedies................................................................................................................................... 21 ARTICLE XI. DEFINITIONS .................................................................................................................. 21 ARTICLE XII. MISCELLANEOUS ........................................................................................................ 22 12.1 Expenses. .................................................................................................................................. 22 12.2 Assignability; Parties in Interest............................................................................................... 22 12.3 Entire Agreement; Amendments; Waiver................................................................................. 22 12.4 Headings. .................................................................................................................................. 23 12.5 Severability. .............................................................................................................................. 23 12.6 Notices. ..................................................................................................................................... 23 12.7 Governing Law. ........................................................................................................................ 24 12.8 Dispute Resolution.................................................................................................................... 24 12.9 Attorneys' Fees.......................................................................................................................... 24 12.10 Equitable Relief. ....................................................................................................................... 24 12.11 Counterparts.............................................................................................................................. 24 12.12 No Third- Party Beneficiaries................................................................................................... 24 12.13 Time of the Essence.................................................................................................................. 24 12.14 Cooperation............................................................................................................................... 24 3 7772925

PURCHASE AGREEMENT FOR CERTAIN ASSETS THIS PURCHASE AGREEMENT FOR CERTAIN ASSETS (this "Agreement") is made as of the 26th day of November, 2018 ("Effective Date"), by and among Heska Imaging, LLC, a Delaware limited liability company (the "Buyer"), and Cuattro, LLC, a Colorado limited liability company (the "Seller"). Capitalized terms used and not otherwise defined upon first usage herein are defined in Article XI of this Agreement. RECITALS WHEREAS, Buyer and Seller are parties to (i) that certain Amended and Restated License Agreement, dated February 22, 2013, as amended by that certain Assignment and Assumption Agreement (License Agreement) dated as of May 31, 2016 (collectively, the "License Agreement") and (ii) that certain Supply Agreement, dated February 22, 2013, and replaced on February 24, 2013 pursuant to that certain Letter Agreement, dated March 4, 2013, as amended (a) by that certain Amendment to Supply Agreement, dated August 10, 2015 and (b) that certain Assignment and Assumption Agreement (Supply Agreement) dated as of May 31, 2016 (collectively, the "Supply Agreement"). WHEREAS, Seller designs, develops and procures individual software and hardware components, and it may assemble, inspect, test and then deliver as "ready for shipment" digital imaging products, for sale in the Veterinary Field and the Human Field. WHEREAS, Seller is the owner of certain Software and Documentation used in the Veterinary Field as more fully described on Schedule 1.1(a) (the "Owned Software Assets"). WHEREAS, Seller is the licensee of certain Software and Documentation used in the Veterinary Field as more fully described on Schedule 1.1(b) (the "Licensed Software Assets") as evidenced by those certain license agreements listed on Schedule 1.1(b) (the "Inbound Licenses"). WHEREAS, Seller is a third-party beneficiary of those certain Master Warranty and Support Terms and Conditions, including End User Software Licenses, between Buyer and customers of Buyer in the Veterinary Field as contemplated by the Supply Agreement (the "MWSTCs"). WHEREAS, at the Closing (as hereinafter defined), (i) Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all right, title and interest in and to the Owned Software Assets, and the Licensed Software Assets, (ii) Seller desires to assign to Buyer, and Buyer desires to assume, all the rights and obligations of the Inbound Licenses and (iii) Seller desires to assign to Buyer, and Buyer desires to assume, all of Seller's rights, obligations and benefits under the MWSTCs; all subject to the terms and conditions contained in this Agreement. NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants, and agreements contained herein, the parties hereto hereby agree as follows: 4 7772925

AGREEMENT ARTICLE I. PURCHASE AND SALE 1.1 Assets to be Acquired. Subject to all of the terms and conditions of this Agreement, at the Closing, Seller hereby agrees to sell, transfer, convey, assign, set over and deliver to Buyer, and Buyer agrees to purchase, acquire and accept from Seller all rights, title and interest of every type and nature and wherever situated (whether personal, tangible, intangible, accrued, contingent or otherwise, including without limitation thereto, the "goodwill" associated therewith), in and to (a) the Owned Software Assets, (b) the Licensed Software Assets by way of assignment of the Inbound Licenses, (c) Seller's rights, obligations and benefits under the MWSTCs and (d) all copyrights on both published and unpublished software works and all copyright registrations thereof; all standards, specifications, formulations, data, research information, plans, operating and maintenance manuals and instructions, protocols, testing procedures, processes, methods, know-how, trade secrets, software, tools, flow-charts, source code and other technical information, and all packaging designs and trade dress (collectively, "Intellectual Property") owned and/or used by Seller in connection with the Owned Software Assets, Licensed Software Assets, Inbound Licenses, and Seller's rights and benefits under the MWSTCs (collectively, the "Purchased Assets"); provided, however, that Purchased Assets are limited to (a) assets in Seller’s possession as of Effective Date, or held for use or used by Seller to perform its obligations under the License Agreement and Supply Agreement and (b) the extent applicable to, held for use or used in the Veterinary Field. 1.2 Excluded Assets. Seller shall not sell, and Buyer shall not purchase, any assets of Seller not expressly included in among the Purchased Assets as set forth in the preceding paragraph (the "Excluded Assets"), including but limited to the following Excluded Assets: (i) cash and cash equivalents held by or for Seller as of the Closing Date, (ii) software, documentation and other assets used by Seller in the Human Field and not in the Veterinary Field and (iii) those assets specifically described on Schedule 1.2 and (iv) the Intellectual Property to the extent applicable to, held for use or used in the Human Field. 1.3 Assumption of Liabilities. Subject to all of the terms and conditions of this Agreement, as additional consideration for the purchase and sale of the Purchased Assets, at the Closing, Seller hereby agrees to assign to Buyer, and Buyer agrees to assume, perform, satisfy and pay as they become due, all of Seller's liabilities and obligations arising, and to be performed, after the Closing Date, (i) under each of the Inbound Licenses and (ii) arising within six (6) months after the Closing Date under any supplier agreement ("Supplier Agreement") pursuant to which Seller ordered hardware components or subcomponents for the manufacture of products for use or resale by Buyer in the Veterinary Field, including but not limited to Buyer products and accessories under the brands "Uno", "Slate", "SonoSlate", "DentiSlate", and "CloudDR" ("Hardware Inventory Obligations") (the "Assumed Liabilities") and no others. 1.4 Excluded Liabilities. Buyer shall not and does not hereby assume or become liable for any obligations, liabilities or indebtedness of Seller, whether due or to become due, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, contingent, executory or otherwise, howsoever or whenever arising, which are not expressly assumed by Buyer under Section 1.3, and Seller shall retain all such obligations, liabilities, and indebtedness (the "Excluded Liabilities"), including without limitation the following Excluded Liabilities: (a) Any liabilities, obligations, penalties or damages arising under the Inbound Licenses in connection with any breaches or defaults thereunder occurring on or before 5 7772925 the Closing Date, including, without limitation, any claims relating to any breaches by Seller of any warranty, representation or covenant under any Inbound Licenses; (b) Any accounts payable and/or other liabilities of Seller; provided, that Hardware Inventory Obligations shall not be an Excluded Liability; (c) Any assessments, claims or liabilities (including interest and/or penalties) for Taxes relating to, imposed upon or assessed against the Purchased Assets, for periods ending on or before the Closing Date and/or resulting from the sale or transfer of the Purchased Assets hereunder; (d) Any claim, cause of action, damages, fine, penalty, assessment and/or interest ("Claims") arising out of any act, omission or occurrence in connection with the operation of the business of Seller at any time or the ownership of the Purchased Assets on or before the Closing Date, including, without limitation, any Claim relating to or arising out of breach of warranty, any product liability or other claim for personal injury or for property damage, any claim for violation of employee welfare and safety laws or employment discrimination, and/or any claim for infringement relating to Seller’s use of any intellectual property; (e) Any liabilities to any current or former employee or contractor of Seller, whether or not hired or engaged by Buyer, relating to or arising out of any periods ending on or before the Closing Date, including any liabilities for employee benefits, accrued vacation pay, wages, bonuses, payroll taxes, retirement plan contributions, compensation, fees or expense reimbursements accrued as of the Closing Date; or (f) Any violation by Seller of any health or safety laws, employment laws and/or any other federal or state laws, or any violation of such laws otherwise relating to the Purchased Assets on or prior to the Closing Date or Seller’s business, including, without limitation, costs of investigation, remediation and cleanup, fines and sanctions arising out of any such violation. 1.5 Developer Agreements. Subject to all of the terms and conditions of this Agreement, at the Closing, each of Seller and Buyer will enter into developer agreements with the Persons identified on Schedule 1.5 (the "Developers") in substantially the form attached hereto as Exhibit A in the case of Seller (the "Seller Developer Agreements") and substantially the form attached hereto as Exhibit B in the case of Buyer (the "Buyer Developer Agreements"), pursuant to which the services and work product of the Developers will be available after the Closing to Seller with respect to the Human Field and to Buyer with respect to the Veterinary Field. 1.6 Post-Closing Use. After Closing Date, Seller will retain originals and copies of Purchased Assets and all rights, title and interest of every type and nature, in and to Purchased Assets for development, commercialization, and all other uses outside of Veterinary Field. After Closing Date, Purchased Assets shall not be used outside of Veterinary Field by Buyer and shall not be used in the Veterinary Field by Seller, and each shall use its diligent commercial efforts and due care to prevent third party uses of the Purchased Assets or derivatives or versions thereof outside Veterinary Field (in the case of Buyer) or inside the Veterinary Field (in the case of Seller). 6 7772925

ARTICLE II. CONSIDERATION 2.1 Purchase Price; Payment of Purchase Price. The purchase price to be paid by Buyer to Seller for the Purchased Assets shall be as follows (the "Purchase Price"): (a) $2,750,000 in cash in immediately available funds payable to the Seller Account (the "Closing Cash"); and (b) 54,763 shares of Heska Corporation Common Stock, $0.01 par value per Share (the "Heska Shares"). 2.2 Heska Shares. Buyer shall deliver a stock certificate or certificates, in denominations specified in writing by Seller, representing the Heska Shares bearing the following legends: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED (I) IN THE ABSENCE OF SUCH REGISTRATION OR (II) WITHOUT AN EXEMPTION THEREFROM AND, IF REQUESTED BY PURCHASER, AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO PURCHASER THAT SUCH REGISTRATION IS NOT REQUIRED." ARTICLE III. CLOSING; THIRD PARTY CONSENTS 3.1 Closing Date. The closing of the purchase of the Purchased Assets contemplated herein (the "Closing") shall take place and be effective for all purposes at the offices of Seller and remotely at such other offices and locations as may be suited for delivery by facsimile or overnight courier, at 10:00 a.m. on the second business day after satisfaction or waiver of all the conditions to Closing set forth in Articles VI and VII, or at such other time and place as the parties hereto mutually agree in writing (the "Closing Date"). 3.2 Assignment of Contracts and Rights. (a) Seller shall use its best commercial efforts to obtain all Required Consents (defined below). (b) Anything to the contrary notwithstanding, at Buyer's election, this Agreement shall not operate to assign any Asset or any claim, right or benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto (including a Governmental Authority), would constitute a breach, default or other contravention thereof or in any way adversely affect the rights of Seller or Buyer thereunder. Seller will use its best commercial efforts to obtain the consent of any such third parties for the assignment thereof to Buyer prior to Closing, and if such consent is not obtained by Closing or if such attempted assignment thereof would not assign all of Seller's rights thereunder at Closing, Seller shall continue to use its best commercial efforts in order that Buyer would obtain all of such rights thereunder. To the extent that the consents and waivers referred to herein are not obtained by Seller, or until the impediments to the sale, assignment, transfer, delivery or sublease referred to therein are resolved, Seller shall use its best commercial efforts to (i) provide to Buyer, at the request of Buyer, the benefits of any such Asset referred to herein, (ii) cooperate in any lawful arrangement designed to provide such benefits to Buyer, and (iii) enforce, at the request of and for the account of Buyer, any rights of Seller arising from any Asset referred to herein against any third person (including a Governmental Authority) including the right to elect to terminate in 7 7772925 accordance with the terms thereof upon the advice of Buyer. Buyer shall not be required by this Section 3.2 to enter into any arrangement that would impose any additional cost, expense or liability or that would deprive Buyer of any material benefits or profits. (c) Buyer shall have the right, prior to the delivery or assignment of any Purchased Asset to Buyer, without reduction of the Purchase Price, to elect not to acquire any such asset in which event such asset shall be retained by Seller and not included among the Purchased Assets. 3.3 Transfer of Title. At the Closing and subject to full transfer or assignment, as the case may be, of all Purchased Assets to Buyer as contemplated in Article VI, title to all of the Purchased Assets and risk of loss shall pass to Buyer. ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SELLER Except as disclosed by Seller in the written Disclosure Schedule provided by Seller to Buyer dated the date hereof (the "Disclosure Schedule"), Seller hereby represents and warrants to Buyer that the statements contained in this Article IV are complete and accurate as of the Effective Date and the Closing Date. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Article IV, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify the correspondingly numbered section and/or subsection in this Article IV and, to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections, the other sections and subsections in this Article IV. 4.1 Organization and Standing. Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Colorado and has all requisite company power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and the other Seller Transaction Documents and to carry out the transactions contemplated by this Agreement and the other Seller Transaction Documents. Seller is duly qualified to do business and is in good standing in each jurisdiction in which the failure so to qualify could reasonably be expected to have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of Seller, where the term "material", unless otherwise specifically defined, shall include any specified item, event or matter which, in the aggregate, results in, or may have as a result, an impact which exceeds or may exceed $25,000 (a "Seller Material Adverse Effect"). Seller has furnished to Buyer complete and accurate copies of its Certificate of Formation and Operating Agreement, each as amended to date and in effect (the "Seller Governing Documents"). Seller has at all times complied with all provisions of the Seller Governing Documents and is not in default under, or in violation of, any such provision. 4.2 Authorization; Enforceability. The execution, delivery and performance by Seller of this Agreement and the other Seller Transaction Documents, and the consummation by Seller of the transactions contemplated hereby and thereby, have been duly authorized by all necessary company actions. This Agreement and the other Seller Transaction Documents have been duly and validly executed and delivered by Seller and constitute valid and binding obligations of Seller, enforceable in accordance with their respective terms. 4.3 No Conflict. The execution and delivery of this Agreement and the other Seller Transaction Documents, the consummation of the transactions contemplated hereby and thereby and the compliance with their respective provisions by Seller will not (i) conflict with or violate any provision of the Seller Governing Documents, (ii) conflict with, result in a breach of, constitute (with or without due 8 7772925 notice or lapse of time or both) a default under, result in the imposition or acceleration of obligations or the loss of any benefits under, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any material contract, lease, sublease, license, sublicense, permit, indenture, mortgage, instrument, Lien or other arrangement to which Seller is a party or by which Seller is bound or to which its assets, including the Purchased Assets, are subject, (iii) result in the imposition of any Lien upon any assets, including the Purchased Assets, of Seller or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of its properties or assets, including the Purchased Assets. 4.4 Consents and Approvals. Section 4.4 of the Disclosure Schedule lists all approvals, authorizations, certificates and consents of all third parties, including Governmental Authorities, that are necessary or required to effect the transfer to Buyer of good, exclusive and marketable title to, and all the rights, powers and privileges of Seller related to, the Purchased Assets ("Required Consents"). 4.5 Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to Seller's knowledge, any basis therefor or threat thereof, (a) which questions the validity of this Agreement, the Seller Transaction Documents or the right of Seller to execute, deliver and perform any such documents, or (b) which could reasonably be expected to result, either individually or in the aggregate, in a Seller Material Adverse Effect. 4.6 Title to Purchased Assets; Sufficiency. Except as set forth in Section 4.6 of the Disclosure Schedule, and subject to licensees' rights under the MWSTCs, Seller has, and will convey to Buyer at the Closing, and good, exclusive and marketable title to the Owned Software Assets, and valid and enforceable licenses to the Licensed Software Assets under the Inbound Licenses, free and clear of all Liens or other claims. The Purchased Assets constitute all assets and rights necessary or used to perform Seller’s obligations under the License Agreement or otherwise held for use or used by Seller in the Veterinary Field. 4.7 Software; Intellectual Property. (a) Identification. Section 4.7(a) of the Disclosure Schedule contains a complete and accurate list, except for rights and licenses for third party cloud services provided by Seller under the Supply Agreement, of (i) software and all components thereof, and all related source and object code, and all derivatives and versions thereof, including all those in development, used, developed, marketed, distributed, licensed, hosted, maintained or supported by Seller in the Veterinary Field (collectively, the "Software") and (ii) written materials relating to the Software including but not limited to user guides, technical manuals, release notes, installation instructions, testing scripts and online help files regarding use of the Software (collectively, the "Documentation"). There are no copyrights, patents, trademarks or other Intellectual Property relating to Software, which have been registered by or are the subject of an application for registration by Seller. (b) Title; Rights in Intellectual Property. Seller has all of the worldwide right, title, and interest in and to all of the Intellectual Property of Seller in and to the Software, free and clear of any and all Liens, security interests and claims and rights (including moral rights) of third parties. All of Seller's Intellectual Property in and to the Software is valid, subsisting and enforceable. Seller has not, by any of its acts or omissions, or by acts or omissions of its Affiliates, directors, officers, employees, agents, or representatives caused any of such Intellectual Property rights to be transferred, diminished, abandoned, waived, extinguished, or adversely affected to any material extent. Seller has not received any notice of, and Seller has no 9 7772925 knowledge of any basis for, any complaint, claim, assertion, challenge, threat or allegation by any third party relating to any of such Intellectual Property. (c) The Software. (i) Source Code. Seller is in actual and, to the knowledge of Seller, sole, possession of the complete source code of the Software and Documentation. Seller has never provided the source code of the Software to any party other than Seller and its authorized and contracted sub-contractors and Affiliates since its creation, including without limitation, pursuant to software escrow relationships. (ii) Software Authors. All of the right, title and interest, if any, of each of the individuals involved in the design, development and creation of the Software and Documentation (collectively, the "Software Authors") in (A) all inventions or other work product created or developed by the Software Authors within the scope of employment or contractual relationship with Seller, and (B) each contribution of the Software Authors to the foregoing, and (C) all of the Intellectual Property in the foregoing, is owned by Seller either by operation of law, by agreement, by transfer, or otherwise, and all moral rights of the Software Authors therein, if any, have been duly waived. Except for the Licensed Software Assets and Open Source Materials as disclosed in Section 4.7(c)(vi) of the Disclosure Schedule, the Software is original with Seller or the Software Authors and does not contain any material created by any parties other than the Software Authors. (iii) Malicious Code. The Software does not contain any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," or "virus" (as these terms are commonly used in the computer software industry), or other software routines or hardware components designed to permit unauthorized access, or to disable or erase the Software, hardware or data. (iv) No Third-Party Rights. Except with respect to the Licensed Software Assets, Open Source Materials, customers’ rights to use the Software under the MWSTCs or those granted, if any by Buyer, or as set forth on Section 4.7(c)(iv) of the Disclosure Schedule, (A) no person other than Seller has any right, interest or claim of any kind or nature in, or related to the Software; (B) no facilities or funding from any Governmental Authority or university or college were used in the development of the Software and the Software was not developed pursuant to a contract with any Person (except for independent contractor Software Authors hired by Seller who have assigned all of their rights to Seller); (C) there are no restrictions on the ability of Seller (or any of its successors or assigns, including Buyer) to use, make, have made, copy, sell, have sold, exploit and provide to others the use of, the Software and all derivative works thereof, and none of the foregoing will obligate Seller (or any successor or assign of Seller, including Buyer) to pay any royalty, fee, or other compensation to any Person; and (D) no Person has any rights to use any of the Software, nor has Seller granted to any Person or authorized any Person to retain any rights in the Software, except as explicitly set forth in this Agreement. (v) Licensed Software Assets. Schedule 1.1(b) contains a complete and accurate list of all Licensed Software Assets which is a component of or incorporated in or specifically required to develop, use or support the Software, and a list of any restrictions on Seller's right to use, incorporate or distribute the Licensed Software 10 7772925

Assets. Seller is not in violation of any license, sublicense, or agreement with respect to any Licensed Software Assets, including the Inbound Licenses. (vi) Open Source Software. Section 4.7(c)(vi) of the Disclosure Schedule contains a complete and accurate list of all Open Source Materials that the Company has used in any way in connection with the Software and describes the manner in which such Open Source Materials have been used by the Company in connection with the Software, including whether and how the Open Source Materials have been modified and/or distributed by the Company. Except as set forth on Section 4.7(c)(vi) of the Disclosure Schedule, the Company has not (i) incorporated any Open Source Materials into, or combined Open Source Materials with, any Customer Deliverables, (ii) distributed Open Source Materials in connection with any Customer Deliverables, or (iii) used Open Source Materials that (with respect to either clause (i), (ii) or (iii) above) (A) created, or purported to create, obligations for the Company with respect to software developed or distributed by the Company or (B) granted, or purported to grant, to any third party any rights or immunities under intellectual property rights. Without limiting the generality of the foregoing, the Company has not used any Open Source Materials that require, as a condition of use, modification and/or distribution of such Open Source Materials, that other software incorporated into, derived from or distributed with such Open Source Materials be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works, or (3) redistributable at no charge. (d) Confidential Information. Seller has taken commercially reasonable security measures to protect the secrecy, confidentiality, and value of the Software and Documentation including, when appropriate to protect its rights in such Software and Documentation, entering into agreements that acknowledge that such Software and Documentation is proprietary to Seller and is not to be disclosed or used except as authorized by Seller. No material portion of such Software and Documentation is in the public domain, nor has been used, disclosed, or appropriated for the benefit of any Persons other than Seller or Buyer. (e) No Infringement; No Third-Party Infringement. Seller has not infringed or misappropriated, and none of Seller's Intellectual Property infringes or misappropriates, any Intellectual Property of another Person, and there is no claim pending or threatened against Seller with respect to any alleged infringement of any Intellectual Property of another Person. Seller has no knowledge that any Person is infringing on any Intellectual Property of Seller. 4.8 Inbound Licenses. Schedule 1.1(b) sets forth complete and accurate lists of all Inbound Licenses and Supplier Agreements and any exclusions thereto, which constitute all of the material contracts, agreements, licenses and arrangements used in connection with developing and maintaining the Purchased Assets or by which the Purchased Assets are bound. Neither Seller nor, to the best of Seller’s knowledge, any other Person, is in material default under any Inbound License or Supplier Agreement and no claim of such a default has been made and no event has occurred which with the giving of notice or the lapse of time would constitute such a default. Originals or true, complete and accurate copies of all of the Inbound Licenses and Supplier Agreements have been provided to Buyer. 4.9 Employees and Contractors. Schedule 1.5 sets forth a complete and accurate list of all Persons providing services for Seller in connection with its performance of the Inbound Licenses and Supplier Agreements and its development and maintenance of the Software as of the Effective Date, either as employees or independent contractors, and their respective positions, job categories and salaries, full contact information and any other material terms of the relationship. All such 11 7772925 employees of Seller are "at will" employees and all such employees and contractors may be terminated by Seller at any time, without liability or obligation except the payment of normal compensation accrued up to the time of termination. Seller has not informed any employee or other Person that such Person will receive any compensation as a result of the transactions contemplated by this Agreement or otherwise. The transactions contemplated by this Agreement will not result in any liability for severance pay to any employee of Seller or other Person. There have been no material violations of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices or work conditions of, Seller, or the terms and conditions of employment, wages (including overtime compensation) and hours. Seller is in compliance with the Immigration Reform and Control Act of 1986. Seller has not engaged in any unfair labor practice or other unlawful employment practice and there are no charges of unfair labor practices or other employee- related complaints pending or threatened against Seller before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational Safety and Health Review Commission, the Department of Labor or any other Governmental Authority. Originals or true, complete and accurate copies of all of all agreements with all Persons providing material services for Seller in connection with its performance of the License Agreement and Supply Agreement as of the Effective Date and its development and maintenance of the Software at any time have been provided to Buyer. 4.10 Compliance with Laws. Seller, and its respective predecessors and Affiliates, are in full compliance with all Laws that are or were applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, including the Purchased Assets, except where the failure to be in compliance has not had and is not expected to have, a Seller Material Adverse Effect. 4.11 Disclosures. No statement, representation or warranty made by Seller in this Agreement, in any Exhibit hereto or Schedule delivered hereunder, or in any certificate, statement, list, schedule, report or other document furnished or to be furnished to Buyer hereunder, contains any untrue statement of a material fact, or fails to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. 4.12 Brokers. No finder, broker, agent, or other intermediary has acted for or on behalf of Seller in connection with the negotiation, preparation, execution, or delivery of this Agreement or the consummation of the transactions contemplated hereby. No finder, broker or similar fee or commission is or will be payable to any Person by Seller or Buyer by any Person claiming through Seller in connection with the transactions contemplated hereby. 4.13 Warranties regarding Issuance of Heska Shares. (a) Investment. Seller is (a) acquiring the Heska Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement, Seller has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof, (b) not acquiring any Heska Shares because of or following any advertisement, article, notice or other communication published in any newspaper, magazine or internet site or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation or a subscription by a person other than a representative of Buyer. (b) Accredited Investor. Seller is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. 12 7772925

(c) Experience. Seller has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Heska Shares and Seller is able financially to bear the risks thereof. (d) Restricted Securities. Seller is aware that the Heska Shares have not been registered under the Securities Act, that the Heska Shares will be issued by Buyer on the basis of the statutory exemption provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that Buyer’s reliance thereon is based in part upon the representations made by Seller in this Agreement. Seller acknowledges that it has been informed by Buyer, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, Seller agrees that no sale, assignment or transfer of the Heska Shares shall be valid or effective, and Buyer shall not be required to give any effect to such sale, assignment or transfer, unless (i) such sale, assignment or transfer is registered under the Securities Act, it being understood that the Heska Shares are not currently registered for sale and that Buyer has no obligation or intention to register the Heska Shares; or (ii) the Heska Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act; or (iii) such sale, assignment or transfer is otherwise exempt from the registration under the Securities Act. ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER Buyer hereby represents and warrants to Seller that the statements contained in this Article V are complete and accurate as of the Effective Date and the Closing Date: 5.1 Organization and Standing. Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite company power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and the other Buyer Transaction Documents and to carry out the transactions contemplated by this Agreement and the other Buyer Transaction Documents. 5.2 Authorization; Enforceability. The execution, delivery and performance by Buyer of this Agreement and the other Buyer Transaction Documents, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all necessary company action. This Agreement and the other Buyer Transaction Documents have been duly and validly executed and delivered by Buyer and constitute valid and binding obligations of Buyer, enforceable in accordance with their respective terms. 5.3 No Conflict. The execution and delivery of this Agreement and the other Buyer Transaction Documents, the consummation of the transactions contemplated hereby and thereby and the compliance with their respective provisions by Buyer will not (i) conflict with or violate any provision of the Certificate of Formation of Buyer or Buyer's operating agreement, (ii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the imposition or acceleration of obligations or the loss of any benefits under, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any material contract, lease, sublease, license, sublicense, permit, indenture, mortgage, instrument, Lien (as defined below) or other arrangement to which Seller is a party or by which Seller is bound or to which its assets are subject, (iii) result in the imposition of any Lien upon any assets of Seller or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of its properties or assets. 13 7772925

5.4 Consents and Approvals. Buyer has obtained all approvals, authorizations, certificates and consents of third parties, including Governmental Authorities, necessary for the authorization, execution and performance of this Agreement by Buyer. 5.5 Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to Buyer's knowledge, any basis therefor or threat thereof, (a) which questions the validity of this Agreement, the Buyer Transaction Documents or the right of Buyer to execute, deliver and perform any such documents. 5.6 Brokers. No finder, broker, agent, or other intermediary has acted for or on behalf of Buyer in connection with the negotiation, preparation, execution, or delivery of this Agreement or the consummation of the transactions contemplated hereby. No finder, broker or similar fee or commission is or will be payable to any Person by Seller or Buyer by any Person claiming through Buyer in connection with the transactions contemplated hereby. ARTICLE VI. CONDITIONS TO BUYER'S OBLIGATIONS All obligations of Buyer hereunder are subject to the fulfillment or waiver, prior to or at the Closing, of each of the following conditions: 6.1 Representations and Warranties. The representations and warranties made by Seller in this Agreement or in any instrument, list, certificate or writing delivered by Seller pursuant to this Agreement shall be true in all material respects when made and at and as of the time of the Closing as though such representations and warranties were made at and as of the Closing. 6.2 Performance by Seller. Seller shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be so complied with or performed; including without limitation, completion of the Open Source Implementation Plan. 6.3 Absence of Litigation. There shall not be any pending or threatened action or proceeding seeking to enjoin or restrain the transactions contemplated by this Agreement, nor shall any judicial or regulatory order be in effect enjoining or restraining, the transactions contemplated by this Agreement. 6.4 Seller's Deliveries. Seller shall have delivered to Buyer the following: (a) a certificate, in substantially the form of Exhibit C, dated as of the Closing Date, executed by the manager of Seller certifying (A) that attached thereto are (I) a true, complete and accurate copy of the Articles of Organization of Seller, as amended, as in effect at the Closing, certified by an appropriate authority of the State of Colorado, (II) a true, complete and accurate copy of the Operating Agreement of Seller, as in effect immediately prior to the Closing, (III) a true, complete and accurate copy of resolutions of Seller's managers and member authorizing the execution, delivery and performance by Seller of this Agreement and all other Seller Transaction Documents and the transactions contemplated hereby and thereby, which resolutions have not been modified, rescinded or revoked, and (IV) specimen signatures of the officers of Seller authorized to sign the Seller Transaction Documents, and (E) the fulfillment of the conditions specified in Section 6.1, 6.2 and 6.3; 14 7772925

(b) certificates issued by an appropriate authority of the State of Colorado and each other jurisdiction in which Seller is qualified to do business, certifying as of a date no more than five (5) days prior to the Closing Date that Seller is in good standing under the Laws (as defined below) of such jurisdiction; (c) all executed Required Consents, in form reasonably acceptable to Buyer (the "Consent Agreements"); (d) assignment and assumption agreements ("Assignment Agreements") between Buyer and Seller in form reasonably acceptable to Buyer assigning the Inbound Licenses to Buyer; (e) a termination agreement ("Termination Agreement") in substantially the form of Exhibit D terminating the License Agreements and Supply Agreement, effective as of Closing; and (f) copies of fully executed Seller Developer Agreements. 6.5 Credit Agreement Approval. Buyer shall have obtained an amendment, waiver or consent pursuant to its credit agreement with JPMorgan Chase Bank, NA, sufficient to permit the authorization, execution and performance of this Agreement by Buyer. 6.6 Buyer Developer Agreements. Buyer and the Developers shall have executed and delivered the Buyer Developer Agreements. ARTICLE VII. CONDITIONS TO SELLER'S OBLIGATIONS All obligations of Seller under this Agreement are subject to the fulfillment or waiver, prior to or at the Closing, of each of the following conditions: 7.1 Representations and Warranties. The representations and warranties made by Buyer in this Agreement shall be true when made and at and as of the time of the Closing as though such representations and warranties were made at and as of such date. 7.2 Performance by Buyer. Buyer shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so complied with or performed. 7.3 Required Consents. Subject to Section 3.2(a), Seller shall have received executed counterparts of all Required Consents, Consent Agreements and Assignment Agreements, all of which shall be in full force and effect. 7.4 Absence of Litigation. There shall not be any pending or threatened action or proceeding seeking to enjoin or restrain the transactions contemplated by this Agreement, nor shall any judicial or regulatory order be in effect enjoining or restraining the transactions contemplated by this Agreement. 7.5 Buyer's Deliveries. Buyer shall have delivered to Seller the following: (a) the Purchase Price; 15 7772925

(b) a certificate, in substantially the form of Exhibit E, dated as of the Closing Date, executed by the manager of Buyer certifying (A) that attached thereto are (I) a true, complete and accurate copy of the Certificate of Formation of Buyer, as amended, as in effect at the Closing, certified by an appropriate authority of the State of Delaware, (II) a true, complete and accurate copy of the Operating Agreement of Buyer, as in effect immediately prior to the Closing, (III) a true, complete and accurate copy of resolutions of Buyer's managers and member authorizing the execution, delivery and performance by Buyer of this Agreement and all other Buyer Transaction Documents and the transactions contemplated hereby and thereby, which resolutions have not been modified, rescinded or revoked and (IV) specimen signatures of the officers of Buyer authorized to sign the Buyer Transaction Documents, and (E) as to the fulfillment of the conditions specified in Section 7.1, 7.2 and 7.4; (c) certificates issued by an appropriate authority of the State of Delaware and each other jurisdiction in which Buyer is qualified to do business, certifying as of a date no more than five (5) days prior to the Closing Date that Buyer is in good standing under the Laws (as defined below) of such jurisdiction; (d) Assignment Agreements between Buyer and Seller; (e) the Termination Agreement; and (f) copies of fully executed Buyer Developer Agreements. 7.6 Seller Developer Agreements. Seller and the Developers shall have executed and delivered the Seller Developer Agreements. ARTICLE VIII. INDEMNIFICATION AND SURVIVAL 8.1 Survival of Representations and Warranties. All representations and warranties contained herein, in the Exhibits and Schedules hereto, or in any certificates or other documents delivered pursuant hereto, shall not be deemed to be waived or otherwise affected by any prior knowledge of, or any investigation made by or on behalf of, any party hereto The representations and warranties set forth in this Agreement shall survive the Closing and shall expire on the later of the applicable dates specified in clause (a) or (b) of this Section 8.1: (a) (i) except as to representations and warranties specified in Section 8.1(a)(ii), the date that is eighteen (18) months after the date hereof; or (ii) with respect to representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.6, 4.7(b), 4.7(c)(ii), 4.11, 4.12, 5.1, 5.2, 5.3, and 5.6 ("Fundamental Reps"), indefinitely; or; (b) the final resolution of all claims pending as of the relevant date described in clause (i) this Section 8.1. 8.2 Seller's Indemnification. Seller hereby agrees to indemnify and hold Buyer, its successors and assigns harmless for, from and against losses, actual damages, liabilities, claims, demands, obligations, deficiencies, payments, judgments, settlements, costs and expenses of any nature whatsoever (including without limitation the costs and expenses of any and all investigations, actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto, and reasonable attorneys' and others’ fees in connection therewith) (collectively, "Losses") resulting from, 16 7772925 arising out of, or due to any misrepresentation, breach or non-fulfillment of any representation, warranty or covenant on the part of Seller under this Agreement. 8.3 Buyer's Indemnification. Buyer hereby agrees to indemnify and hold Seller, its successors and assigns harmless for, from and against Losses resulting from, arising out of, or due to any misrepresentation, breach or non-fulfillment of any representation, warranty or covenant on the part of Buyer under this Agreement. 8.4 Defense of Third Party Claims. (a) Notice. No right to indemnification hereunder shall be available to a party otherwise entitled to indemnification under Section 8.2 or 8.3 (an "Indemnified Party") with respect to a claim from any person not a party to this Agreement until such Indemnified Party shall have given to the party obligated under Section 8.2 or 8.3, as applicable, to indemnify (the "Indemnitor") a written notice (a "Claim Notice") describing in reasonable detail the facts giving rise to the claim for indemnification hereunder and enclosing a copy of any papers served. The Claim Notice shall be given promptly upon the Indemnified Party becoming aware of such facts. In the case of a lawsuit being filed against any Indemnified Party, "promptly" shall mean as soon as practicable but in no event later than thirty (30) days after the Indemnified Party is served with notice of the suit. Notwithstanding the foregoing, the failure to notify the Indemnitor under this Section 8.4(a) shall not relieve the Indemnitor of any liability that it may have to the Indemnified Party otherwise under this Article VIII unless such failure to notify shall have resulted in the waiver of any affirmative defenses to any third party claims, whereupon such liability of the Indemnitor to the Indemnified Party under this Article VIII shall be reduced only to the extent the Indemnitor must pay any such third party claim by reason of the waiver of an affirmative defense. (b) Defense of Claims. Upon receipt by the Indemnitor of a Claim Notice, the Indemnitor may participate in, and at the request of the Indemnified Party shall assume, the administration and defense of the claim described therein. If the Indemnified Party does not request that the Indemnitor assume the administration and defense of the claim, the Indemnified Party may do so with counsel of its choosing at the expense of the Indemnitor. If the Indemnified Party requests that the Indemnitor assume administration and defense of the claim, the Indemnified Party shall have the right to approve the Indemnitor's selection of counsel with respect to any such claim, such approval not to be withheld unreasonably. The fees and expenses of the Indemnitor's counsel as well as the fees and expenses of the Indemnified Party shall be borne by the Indemnitor. (c) Settlement. Any Indemnified Party shall give written notice to the Indemnitor of any proposed settlement of any third party claim. The Indemnitor shall have the right, in its sole discretion, to settle with money any claim for which indemnification has been sought hereunder. Notwithstanding the foregoing, however, in the case where Buyer is the Indemnified Party, Seller shall have no right to settle any such claim by agreeing to, or committing to agree on behalf of the Indemnified Party, any encumbrance, lien or pledge of the Purchased Assets or any restriction on the use of the Purchased Assets. An Indemnified Party may refuse to accept a settlement proposed by the Indemnitor, but in such event (other than a proposed settlement described in the foregoing sentence) the Indemnitor shall not be obligated to pay more than the amount for which the Indemnitor was willing to settle the claim (and any other Losses associated with such settlement), and the Indemnified Party shall be responsible for all Losses greater than such amount. Except following the refusal by an Indemnified Party to accept a settlement proposed by the Indemnitor, under the condition set forth in the preceding sentence, no Indemnified Party may settle a claim for which indemnification has been sought hereunder. 17 7772925

(d) Cooperation. Any Indemnified Party shall make available to any Indemnitor and its attorneys and accountants, all books, records and documents relating to any claim hereunder and the parties shall render to each other reasonable assistance in the defense of any claim hereunder which arises as the result of claims made by persons not a party to this Agreement. 8.5 Limitation on Indemnification. No indemnification within the scope of Section 8.2 and 8.3 (other than with respect to Fundamental Reps) shall be due hereunder unless and to the extent that such indemnification, net of the tax effect (computed in accordance with generally accepted accounting principles), shall individually or in the aggregate exceed the sum of Seventy-Five Thousand Dollars ($75,000). Seller shall not be obligated to indemnify the Indemnified Parties for the amount of any Losses suffered or incurred by the Indemnified Parties to the extent (a) reimbursed by insurance (net of the premiums, if any, paid by Buyer attributable to a period after the Closing for the insurance policy under which the Losses are paid); or (b) to the extent that such Losses exceed the Purchase Price, where the value of the Heska Shares comprising a portion of the Purchase Price shall be the price per share displayed on the NASDAQ website (nasdaq.com) under the heading NASDAQ Official Close Price on the Closing Date. 8.6 Adjustment to Purchase Price. Any indemnification payment made under this Article VIII shall constitute and be treated as an adjustment to the Purchase Price. ARTICLE IX. COVENANTS 9.1 Confidentiality. Seller will hold all information relating to or arising out of the Purchased Assets (the "Confidential Information") in confidence with the same degree of care that it would take with respect to its own proprietary information (but not less than reasonable care), and not to make the Confidential Information available in any form to any third party (provided that either party may disclose Confidential Information to its Affiliates and sublicensees under appropriate confidentiality agreements) or to use the Confidential Information for any purpose other than the purposes described in this Agreement. Seller agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of this Agreement, including limiting disclosure to employees or other persons who have a need to know and who have signed appropriate confidentiality agreements. This restriction on disclosure shall not apply to the extent that any Confidential Information (a) is or becomes a part of the public domain through no act or omission of the receiving party; (b) was in the receiving party's lawful possession prior to the disclosure (as may be proved by the receiving party) and had not been obtained by the receiving party from the disclosing party; (c) is lawfully disclosed to the receiving party by a third party without restriction on disclosure; (d) is independently developed by the receiving party without use of the Confidential Information (as may be proved by the receiving party) or (e) is required to be disclosed by law, order or regulation of a government agency or court of competent jurisdiction; provided, that the disclosing party shall use reasonable efforts to provide the other party notice in writing of any proposed disclosure under this subsection (e) and an opportunity to object to the disclosure or seek confidential treatment thereof. 9.2 Covenant Not to Compete; Non-Solicitation. Following the Closing: (a) Non-Compete. During the Seller Non-Compete Term (as defined below), Seller will not, and will cause its officers, directors, managers, members, trustees, employees, subsidiaries and affiliates not to, directly or indirectly, engage in Competition (as defined below). For purposes of this Agreement, "Competition" means engaging without the written consent of the Board of Directors of Heska Corporation or an authorized officer of any 18 7772925 successor company to Heska Corporation, directly or indirectly in (1) providing services or assistance in any form to any individual, entity, or company providing veterinary imaging diagnostic products or services for the veterinary market worldwide (a "Restricted Company"), whether such services or assistance is provided as an employee, consultant, agent, corporate officer, director, or otherwise or (2) participating in the financing, operation, management, or control of, a Restricted Company. Notwithstanding the foregoing, Competition shall not include being employed or engaged in a corporate function or senior management position (and holding commensurate equity interests) in a division of a Restricted Company, so long as such division is not in any way engaged in providing veterinary imaging diagnostics products or services for the veterinary market in the United States and the person does not directly or indirectly provide services or assistance to any division that does provide veterinary imaging diagnostics products or services for the veterinary market in the United States. For purposes of this Agreement, "Seller Non-Compete Term" means the period ending on the earlier of (i) the third anniversary of the Closing Date or (ii) the date that Kevin Wilson’s obligation not to engage in Competition, as defined in that certain Employment Agreement between Kevin Wilson and Heska Corporation, as amended from time to time, expires or terminates in accordance with the terms and conditions thereof. (b) Non-solicitation; Cooperation. For a period of three (3) years following the Closing Date, Seller will not, and will cause its officers, directors, managers, members, trustees, employees, subsidiaries and affiliates not to, directly or indirectly, solicit, encourage or induce any Developer to terminate its Buyer Developer Agreement with Buyer or reduce its time commitment to services performed for Buyer under its Buyer Developer Agreement. For a period of three (3) years following the Closing Date, Buyer will not, and will cause its officers, directors, managers, members, trustees, employees, subsidiaries and affiliates not to, directly or indirectly, solicit, encourage or induce any Developer to terminate its Seller Developer Agreement with Seller or reduce its time commitment to services performed for Seller under its Seller Developer Agreement. Seller and Buyer will cooperate in good faith to coordinate their service requests to the Developers such that Seller will have reasonable access to the Developers’ services in the Human Field and Buyer will have reasonable access to the Developers’ services in the Veterinary Field following the Closing. (c) Acknowledgment. Seller agrees that the covenants set forth herein are appropriate and reasonable when considered in light of the nature and extent of the Purchased Assets acquired by Buyer hereunder, which includes the goodwill associated with such Purchased Assets. Seller acknowledges that (i) Buyer has a legitimate interest in protecting the Purchased Assets acquired from Seller; (ii) the covenants set forth herein are not oppressive to Seller, and contain reasonable limitations as to time, scope, geographical area and activity; (iii) Seller has received and will receive substantial consideration for agreeing to such covenants; (iv) Seller is agreeing to such covenants in order, among other things, to induce Buyer to enter into this Agreement; and (v) Seller will derive substantial benefits from the consummation of the transactions contemplated by this Agreement, including, but not limited to, the payment of the consideration for the Purchased Assets in accordance with this Agreement. (d) Injunctive Relief. In the event Seller violates the foregoing covenant not to compete or any other covenants set forth in this Agreement, then, in addition to any other rights and remedies available, Buyer shall have the right and remedy to have the applicable covenant provisions specifically enforced by any court of competent jurisdiction by way of an injunction or other legal equitable relief, it being agreed that any breach of the applicable covenant would cause irreparable injury to Buyer and damages would be an inadequate remedy. 19 7772925

9.3 Cloud Agreement. Seller will use its best efforts to promptly assist Buyer to negotiate and enter into a services agreement (the "Cloud Agreement") with a third party cloud services provider as promptly as reasonably practicable after the Closing to migrate and host the cloud services provided by Seller under the Supply Agreement to a third party platform, together with such other terms and conditions as Buyer shall specify, in form and substance satisfactory to Buyer in its sole discretion. Buyer will use its best efforts to promptly assist Seller and for itself to enter into Cloud Agreement and to migrate all data of Buyer desired to be retained by Buyer to the services under the Cloud Agreement. 9.4 Open Source Software Compliance. Seller will implement the changes to the Software and the distribution procedures related thereto as set forth on Schedule 9.4 to be and remain in compliance with the licenses to the Open Source Materials contained in the Software ("Open Source Implementation Plan"). 9.5 Vendor Agreements. Each of Seller and Buyer will use its reasonable commercial efforts, and negotiate in good faith, to cause its respective vendors of hardware components to make such components available to the other party and its Affiliates on the same pricing, warranty, support, ordering, forecasting, and shipping terms as the vendor extends to Seller or Buyer, as the case may be. 9.6 No Challenge. Seller agrees that, effective upon Closing, Seller shall not itself, nor assist any third party to, challenge by means of litigation, proceedings before any Governmental Authority or otherwise, the validity of any of the Purchased Assets transferred or assigned hereby; provided, that no action taken by Seller in response to a subpoena or other valid legal process initiated by a third party shall be deemed to constitute such a challenge or assistance. 9.7 Further Assurances. At any time and from time to time after the Closing, at the request of either party hereto and without further consideration, the other party hereto will execute and deliver such other instruments of sale, transfer, conveyance, assignment, delivery and confirmation and take such action as the requesting party may reasonably deem necessary or desirable, at the requesting party's expense, in order to more effectively carry out the purposes of this Agreement and to transfer, convey and assign to Buyer and to place Buyer in possession and control of, and to confirm Buyer's title to, the Purchased Assets and to assist Buyer in exercising all rights and enjoying all benefits with respect thereto. In case at any time after the Closing Date, any further action is necessary to carry out the purposes of this Agreement, the proper officers of each party hereto shall take all such necessary and reasonable action, provided expenses of such action shall be paid by the requesting party. ARTICLE X. TERMINATION 10.1 Termination. This Agreement, and the transactions contemplated hereby, may not be terminated except as follows: (a) Upon the mutual written consent of Buyer and Seller; or (b) By Buyer or Seller, if the Closing has not occurred on or before December 31, 2018 (or such later date as may have been approved in writing by Buyer and Seller); provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to a party whose failure to fulfill or perform any obligation under this Agreement has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date. 20 7772925

10.2 Remedies. In the event of the termination hereof pursuant to the provisions of Section 10.1, this Agreement, except for the provisions of Article XII, which shall survive any such termination, shall thereupon become void and have no effect, without liability on the part of either party to this Agreement, except any liability resulting from a breach of a representation or warranty or the failure by a party to comply with or perform any covenant or agreement set forth herein prior to the date of such termination, which liability shall survive such termination. ARTICLE XI. DEFINITIONS As used in this Agreement, the following terms have the following respective meanings: "Affiliate" means, with respect to a specified Person, (i) any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person and (ii) any Person that is an officer, director, trustee, member or general partner of, or serves in a similar capacity with respect to, the specified Person, or of which the specified Person is an officer, director, trustee, member or general partner, or with respect to which the specified Person serves in a similar capacity. For purposes of this definition the term "control" when used with respect to a Person means (a) the beneficial ownership (as defined in Rule 13d-d promulgated under the Securities and Exchange Act of 1934, as amended) of fifty percent or more of the voting interests in such Person, or (b) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. "Buyer Transaction Documents" means those documents and other instruments contemplated to be executed and delivered by Buyer in connection with this Agreement, including without limitation, Seller's deliverables under Section 7.5. "Customer Deliverables" shall mean (A) the products that Seller currently markets, sells or licenses and (B) the services that Seller currently provides. "Governmental Authority" means any United States or foreign government, whether federal, state or local, or any other political subdivision thereof, or any agency, tribunal or instrumentality of any such governmental or political subdivision, or any other Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. "Human Field" means all fields that are not in the Veterinary Field, including but not limited to use on non-living subjects (artwork, parts and components, baggage, etc.) and the practice of medicine on or for the human species, by currently licensed medical doctors in good standing with state, federal and professional authorities, and by entities in which a licensed medical doctor oversees the activities performed on or for human species. "Knowledge", "known to", or similar terms, when used in this Agreement to qualify any representation or warranty, mean that (at the time the applicable representation or warranty is made or deemed made or repeated) the party has actual (and not imputed or constructive) knowledge of certain specific facts or circumstances affecting such representation or warranty. "Laws" means all laws, statutes, rules, regulations, judgments, orders and decrees. "Lien" means any lien, claim, mortgage, security interest, charge, encumbrance, or restriction on transfer of any kind. 21 7772925

"Open Source Materials" shall mean all software or other material that is distributed as "free software", "open source software" or under a similar licensing or distribution model, including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD Licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL) and the Apache License. "Other Agreement(s)" means, when used with reference to a particular Person, all of the agreements, instruments, certificates, and other documents executed and delivered by such Person at the Closing or otherwise in connection with this Agreement and/or the transactions contemplated hereby, and when used without reference to any particular Person, means all such agreements, instruments, certificates, and other documents of all Persons. "Person" means any natural person, entity, or association, including without limitation any corporation, partnership, limited liability company, government (or agency or subdivision thereof), trust, joint venture or sole or joint proprietorship. "Seller Account" means the bank account of Seller designated in a written notice from Seller to Buyer prior to Closing. "Seller Transaction Documents" means those documents and other instruments contemplated to be executed and delivered by Seller in connection with this Agreement, including without limitation, Seller's deliverables under Section 6.4. "Veterinary Field" means the field of veterinary medicine, including the practice of medicine on or for non-human species, by currently licensed veterinary medical doctors in good standing with state, federal and professional authorities, and by entities in which a licensed veterinary medical doctor oversees the activities performed on or for non-human species. ARTICLE XII. MISCELLANEOUS 12.1 Expenses. All fees and expenses incurred by Seller, including without limitation legal fees and expenses and expenses of seeking the Required Consents, in connection with this Agreement and the transactions contemplated hereby will be borne by Seller, and all fees and expenses incurred by Buyer, including without limitation, legal fees and expenses, in connection with this Agreement will be borne by Buyer. 12.2 Assignability; Parties in Interest. No party shall assign any rights or delegate any obligations hereunder without the consent of the other party which consent shall not be unreasonably withheld; provided, that each party shall have the right (i) to assign its rights and delegate its obligations hereunder to any Person controlling, under the control of, or under common control with it, (ii) to assign all or any part of its rights hereunder by way of collateral assignment to any bank or financial institution or public authority providing financing to such party and (iii) to assign its rights and delegate its obligations hereunder in connection with any merger, consolidation to which it is a party, or to the acquirer of all or substantially all of its stock or assets ; but no such assignment made pursuant to clauses (i) , (ii) or (iii) shall relieve either party of its obligations under this Agreement. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, successors, assigns and legal or personal representatives of the parties hereto. 12.3 Entire Agreement; Amendments; Waiver. This Agreement, including the exhibits, certificates, lists and other documents and writings referred to herein or delivered pursuant 22 7772925 hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by all parties or their respective heirs, successors, assigns or legal personal representatives. Any condition to a party's obligations hereunder may be waived but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision or to exercise its rights with respect to any provision hereof, shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. 12.4 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement. 12.5 Severability. The invalidity of any term or terms of this Agreement shall not affect any other term of this Agreement, which shall remain in full force and effect. 12.6 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, faxed or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows: If to Buyer: Heska Corporation 3760 Rocky Mountain Avenue Loveland, CO 80538 Facsimile: ************** Attention: Jason Napolitano With copies to: Osborn Maledon, P.A. 2929 North Central, Suite 2100 Phoenix, Arizona 85012 Facsimile: ************** Attention: ***************** and: If to Seller: Cuattro, LLC *********** ***************** Physical Address for FedEx. *********** ************** ************** Attn: Kevin Wilson 23 7772925

With copies to: Stradling Yocca Carlson & Rauth 660 Newport Center Drive, Suite 1600 Newport Beach, CA 92660-6441 Facsimile: ************** Attn: ****************** 12.7 Governing Law. Subject to Exhibit F, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware except as to its principles of conflicts of laws. 12.8 Dispute Resolution. The parties expressly agree to submit any dispute, controversy or claim by either of them with respect to the interpretation, performance or enforcement of this Agreement to binding arbitration as set forth in Exhibit F attached hereto. 12.9 Attorneys' Fees. In the event of any action arising out of this Agreement, the prevailing party shall be entitled to recover its costs, expenses and reasonable attorney's fees incurred in connection with the dispute from the other party. 12.10 Equitable Relief. Each of the parties hereby acknowledges that any breach by it of its obligations under this Agreement would cause substantial and irreparable damage to the other party, and that money damages and the indemnity protections provided herein would be inadequate remedies therefor, and accordingly, acknowledges and agrees that each other party shall be entitled to an injunction or specific performance to prevent or remedy the breach of such obligations (in addition to the other rights and remedies provided for herein). 12.11 Counterparts. This Agreement may be executed simultaneously in one or more counterparts and by facsimile, with the same effect as if the signatories executing such counterparts had executed one counterpart, provided, however, that the several executed counterparts shall together have been signed by Buyer and Seller. All such executed counterparts shall together constitute one and the same instrument. 12.12 No Third- Party Beneficiaries. With the exception of the parties to this Agreement and the Indemnified Parties, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement. 12.13 Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence. 12.14 Cooperation. Each of the parties shall, at the requesting party's expense, cooperate with the others and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings, and to obtain all necessary permits, consents, approvals, and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. Each party shall have the right to review and approve in advance all descriptions of or with respect to it that appear in any filing with any governmental body made in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, the parties shall act reasonably and as promptly as practicable. [Signature Page To Follow] 24 7772925

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above. "BUYER": HESKA IMAGING, LLC By: ______________________________ Name: ______________________________ Title: ______________________________ "SELLER": CUATTRO, LLC By: ______________________________ Name: ______________________________ Title: ______________________________ [Signature Page to Purchase Agreement for Certain Assets] 7772925

SCHEDULE 1.1(a) Owned Software Assets 1. SM / EQ / VETZ Digital Imaging Acquisition Software code and documentation, latest version as of the Closing Date. 1. CuattroUnoSM_x64_2018_Release1_4.4.013 1. Folder includes CuattroUnoSM_x64_4.4.013.msi installation execution software as well as release notes, upgrade packages. 2. 5.0.047_CuattroUnoEQ_x64_2018_Release1_Update2 1. Folder includes CuattroUnoEQ_x64_5.0.047.msi installation execution software as well as release notes, upgrade packages. 3. VetZUnoSM_x64_4.3.016 1. Folder includes VetZUnoSM_x64_4.3.016.msi installation execution software as well as release notes, upgrade packages Seller will organize Owned Software Assets in a securely downloadable location for access by Seller within five (5) business days of Closing Date and Seller will thereafter download for itself to a location of its choosing in a format of its choosing the Owned Software Assets. The Parties will cooperate fully with each other to facilitate the transfer of Owned Software Assets to Buyer into a format and location appropriate for Buyer’s use, development, and deployment of the Owned Software Assets in Veterinary Field. Schedule 1.1(a) - 1 7772925

SCHEDULE 1.1(b) Licensed Software Assets 1. Imaging Acquisition Software for the functions of: a. Patient and Study Data Entry and Local Database b. Hardware, Software, and Firmware Settings and Configuration c. Image Data Receipt, Processing, and Rendering d. Image Optimization Enhancement Architecture (Third Party Licenses Required) e. Data Transfer and Handling (DICOM and Otherwise) f. Graphical User Interface g. Excluded: i. Operating System Software (Windows, iOS, Android, Other) ii. DICOM Objects Licenses iii. ContextVision Licenses iv. Open Source Code Inbound Licenses 1. ContextVision License (assigned to Heska Corporation per Article 4 of Contract Addendum Between ConvextVision AB and Cuattro, LLC dated January 11, 2018). 2. DICOM Objects license is not assigned and Buyer will enter into and pay DICOM Objects license for itself, by and between Buyer and DICOM Objects. 3. Third party .dll files are not assigned and Buyer will secure its own rights to use such third party .dll files for itself, by and between Buyer and such third party, as required or if required. Third party .dll files are most commonly used for the purpose of interfacing with third party hardware and software, such as digital radiographic detectors and sensors, ultrasound devices, video acquisition devices, printers, dvd-usb drive devices, and others) on the one hand and Owned Software Assets on the other hand; third party .dll and are used by, incorporated in, or referenced by the Owned Software Assets and Licensed Software Assets and Inbound Licenses; third party .dll files are the property of those third parties and are not Owned Software Assets or Licensed Software Assets or Inbound Licenses. Schedule 1.1(b) - 1 7772925

SCHEDULE 1.2 Excluded Assets 1. Physical assets, including but not limited to computer hardware. 2. Licenses by and between Merge Healthcare or its assigns and Seller. 3. Licenses by and between Contextvision or its assigns and Seller. 4. Licenses by and between DICOM Objects or its assigns and Seller. 5. Software development environments, tools and software used to develop software, including but not limited to MSDN licenses and environments and other programming tools used in developing, maintaining, tracking, licensing, upgrading or deploying software, including but not limited to those that apply to Owned Software Assets, and Licensed Software Assets. 6. To the extent applicable to the Human Field, all copyrights on both published and unpublished software works and all copyright registrations thereof; all standards, specifications, formulations, data, research information, plans, operating and maintenance manuals and instructions, protocols, testing procedures, processes, methods, know-how, trade secrets, software, tools, flow-charts, source code and other technical information and all packaging designs and trade dress of Seller originating or arising at any time after the Effective Date. 7. Licenses by and between Seller and third parties for operating systems software and software, including but not limited to iOS, Android, and Microsoft products. 8. Licenses and Contracts for the purchase of digital radiographic detectors and sensors, hardware equipment, and ultrasound devices, including but not limited to those from manufactures such as Vieworks, Varian, Perkin Elmer, Rayence, iRay, Esaote, Healcerion, Sedecal, Poskom, and Min- Xray, if any. Schedule 1.2 - 1 7772925

SCHEDULE 1.5 Employees and Contractors 1. ************* 2. ************ Schedule 1.5 - 1 7772925

SCHEDULE 9.4 Open Source Implementation Plan In order for Seller to come into full compliance with the obligations of each of the license agreements associated with the Open Source Materials (each, a “License”), Seller will implement the following actions with respect to the distribution of the Software, whether by media or download from a website (the “Distribution”): 1. The Distribution of the Software will include a directory entitled \LICENSE found in the root of the file system or download package that contains the text of each of the following Licenses: a. Log4Net - Apache License 2.0 b. ClearCanvas - GNU General Public License c. FFTW – GNU General Public License d. Microsoft Prism – MIT License e. Microsoft Task Scheduler – MIT License f. Microsoft Unity – Apache License 2.0 g. Newtonsoft – JSON – MIT h. Open Source Computer Vision Library - BSD i. XML Serializer – Proprietary License 2. The source code for the following Open Source Materials will be either (i) included with the Distribution in a subdirectory entitled \SOURCE, or (ii) offered for download from Seller's website or some other location easily accessible to licensees of the Software: a. ClearCanvas - GNU General Public License b. FFTW – GNU General Public License 3. The Open Source Materials for ClearCanvas will contain a file in the source distribution that clearly identifies the changes made to the source code and the date and the author of such changes. 4. The end user documentation where Seller lists the copyright notices for the Software and any copyright notice in the Software itself (i.e., in an "About" page or some other user accessible screen) will include the third party copyright notices required by the Licenses as set forth below: a. Software contains components developed by IDesign Inc. b. FFTW is Copyright © 2003, 2007-11 Matteo Frigo, Copyright © 2003, 2007-11 Massachusetts Institute of Technology c. Note: When using the _________________ (insert name of Your Kinect v2 Application) with a Kinect for Windows v2 sensor, Microsoft will collect telemetry data (e.g., operating system, number of processors, graphic chipset, memory, device type, locale, time) in order to improve Microsoft products and services. The data will not be used to identify specific individuals. d. Copyright © .NET Foundation e. MIT Copyright © 2003-2010 David Hall f. Portions utilize Microsoft Windows Media Technologies. Copyright (c) 2006 Microsoft Corporation. All Rights Reserved. g. Copyright © 2007 James Newton-King h. Copyright © 2000-2016, Intel Corporation, all rights reserved. i. Copyright © 2009-2011, Willow Garage Inc., all rights reserved. Schedule 9.4 - 1 7772925

j. Copyright © 2009-2016, NVIDIA Corporation, all rights reserved. k. Copyright © 2010-2013, Advanced Micro Devices, Inc., all rights reserved. l. Copyright © 2015-2016, OpenCV Foundation, all rights reserved. m. Copyright © 2015-2016, Itseez Inc., all rights reserved. 5. Seller will remove the following components from the Software: a. AcroPDFLib.dll 1.0.0.0 6. Gmaster Schedule 9.4 - 2 7772925

EXHIBIT A Form of Seller Development Agreement (as attached) 7772925

Execution Version Consulting and Development Agreement This Consulting and Development Agreement (the "Agreement") is made and entered into as of the ____ day of __________, 20____ (the "Effective Date"), by and between Cuattro, LLC, a Colorado limited liability company (the "Company"), whose principal place of business is located at 150 Capital Dr, Suite 280, Golden, CO 80401 and _____________, a ______________________________ (the "Consultant"), whose principal place of business is located at ____________________________________. RECITALS WHEREAS, Company desires to engage Consultant as an independent contractor and Consultant desires to be so engaged, for the purpose of performing certain development and consulting services described below, on the terms and conditions hereinafter set forth. NOW, THEREFORE, for and in consideration of the mutual covenants and undertakings set forth below, the parties agree as follows: AGREEMENT 1. Engagement; Scope. This Agreement is a foundation document to establish a consulting and development relationship between Company and Consultant. This Agreement shall be supplemented from time to time by individual work orders, or other agreements, signed by each party and referencing this Agreement, which define the specifics of each consulting or development project (each, a "Work Order", with initial Work Order A-1 attached hereto as Exhibit A). Each Work Order shall describe the work to be performed (the "Services"), Deliverables, Key Individuals, Timeline, Delivery Dates and other Milestones, Acceptance Criteria, Company Contributions, Terms of Compensation and other information pertaining to the Services. Each Work Order shall, upon execution and delivery by both parties, become part of and be governed by this Agreement. Consultant agrees to perform the Services set forth in each Work Order at each of the Milestones. Consultant recognizes and agrees that time is of the essence for Consultant to perform the Services in accordance with the Milestones and schedule set forth therein and that a failure to perform the Services accordingly will result in expense and damage to Company. Therefore, Consultant agrees to control any slippage in the aforementioned schedule by assigning the necessary resources to the Services as required to meet the Milestones, which resources shall be at Consultant’s sole cost and expense. Notwithstanding the foregoing, the parties agree that the obligations of Consultant to perform the Services at each of the Milestones are subject to Company’s timely performance of the Company Contributions and any delay by Customer in the performance of the Company Contributions shall automatically extend by a commensurate amount of time the schedule for Consultant to complete its obligations under this Agreement, which shall be Consultant’s sole remedy for any failure to perform the Company Contributions. Company shall have no liability for failure to perform the Company Contributions. 2. Change Orders. The parties agree that, at any time during the term of a Work Order, either Company or Consultant may request adjustments to such Work Order, and the parties will negotiate in good faith any corresponding changes and shall put such changes in 7784198 writing. Absent any such agreement in writing, the scope of the Services, the compensation to be paid Consultant and other elements of the Work Order shall remain as set forth in the unmodified Work Order. 3. Staffing; Non-Solicitation. Except in the case of death, disability, illness or termination of employment, Consultant may not transfer or re-assign those personnel of Consultant set forth on the Work Order ("Key Individuals") without at least fourteen (14) days prior written notice and not until a suitable replacement has been approved in writing by Company. Company shall have the right to require removal of any personnel that Company determines not to be in the best interest of Company and Consultant agrees to promptly replace any such individual with an individual of equal or superior ability, experience and qualifications. Consultant hereby acknowledges the character of Company’s business and the substantial amount of time, money and effort that Company has spent and will spend in recruiting competent employees and contractors, and Consultant agrees that it will not, during the term of this Agreement and for six (6) months following termination of this Agreement, alone or with others, directly or indirectly, solicit for employment, hire, or employ, or assist any other entity or person in soliciting for employment, hiring, or employing any employee or contractor who is or who is hereafter employed or engaged by Company or its affiliates at the time. 4. Expenses. Except to the extent expressly provided otherwise in a Work Order, Consultant will pay for all Consultant's own costs and expenses, whatever they may be, and provide Consultant's own tools, software, equipment and premises, as needed, in connection with Consultant's performance of the Services. If travel or other business expenses are authorized in the applicable Work Order, Company will reimburse Consultant for reasonable travel or other business expenses incurred by Consultant in connection with the Services; provided, that such travel or other business expenses are pre-approved in writing by Company and Consultant submits reasonable receipts documenting such expenses to Company in accordance with its policies. Time for travel shall be billed by Consultant at an hourly rate of no more than Twenty- Five Dollars ($25.00) per hour as measured from the point of arrival at an air or train transport center of departure to an air or train transport center of arrival, and only to the extent such travel is engaged in solely for the requirements of a Work Order. 5. Compensation; Payment. Company shall pay Consultant for the Services pursuant to the rates, schedule and payment procedures set forth in the Work Order. If a particular Work Order is based on time and materials, Consultant shall provide a detailed accounting of the hours spent, materials utilized and work performed. Any estimate or total amount set forth in a Work Order shall be deemed an "amount not to exceed," such that Company shall not be responsible for payment for Services rendered under this Agreement in excess of any such amount; provided, however, that Consultant shall remain responsible for the performance of the Services even after exceeding such amount. Consultant shall inform Company when total billed and/or accrued amounts for Services and expenditures reach 75% of any such amount. Under no circumstances shall Company be charged for any time spent or any expense incurred by Consultant in connection with any "ramp-up" period, including without limitation Consultant's costs and expenses from preparation and execution of any Work Order. 6. Incorrect or Disputed Amounts. With respect to any invoice submitted by Consultant, Company may, without triggering a default under this Agreement or relieving 2 7784198

Consultant of its obligation to continue its performance under this Agreement, withhold from any payment otherwise due any amount incorrectly invoiced or otherwise in dispute, provided that Company timely informs Consultant of the amounts alleged to be incorrectly invoiced or in dispute prior to the due date of any such invoice, and the basis for any such assertion. Any disputed amounts shall be resolved by negotiation of the parties in good faith. 7. Taxes; Export. All compensation to be paid and expenses to be reimbursed under this Agreement shall be inclusive of all sales and use taxes, which shall promptly be paid by Consultant to the proper authorities. Consultant agrees not to export, directly or indirectly, any U.S. source technical data acquired from Company or any products utilizing such data to countries outside the United States, which export may be in violation of the United States export laws or regulations. 8. Audit Right. Consultant shall retain books and records during the term of this Agreement and for 12 months after its termination or expiration. Upon ten (10) business days prior written notice to Consultant, Company and its representatives may access Consultant's relevant books and records to conduct an audit on a semi-annual basis for the purpose of verifying the accuracy of Consultant's billings. Audits shall be conducted during regular business hours and shall not unreasonably interfere with Consultant's normal business. Consultant shall promptly refund to Company any overpayments uncovered by such audit. Company shall undertake any audit at its sole expense; provided, however, that if Consultant has overcharged Company by more than 5% for any such period under audit, then Consultant shall be responsible for prompt payment of the reasonable costs of the audit. 9. Reporting; Status Meetings. Consultant will report directly to the relationship manager identified as such on the Work Order (the "Engagement Manager") with respect to Services performed under that Work Order. During the course of performing the Services, Consultant shall maintain contact with the Engagement Manager and will update the Engagement Manager on the status of Consultant's efforts on behalf of Company as requested by the Engagement Manager from time to time, but in no event less than weekly. 10. Delivery; Acceptance a) Delivery. Consultant shall deliver the Deliverables by physical or electronic means as specified in the Work Order to Company's designated delivery site by the due date set forth in the applicable Work Order. Consultant will replace free of charge any Deliverable, or any part thereof, that is lost or damaged in transit. b) Testing; Acceptance. Company shall have thirty (30) days after each delivery of a Deliverable in which to test and either accept or reject such Deliverable in writing based upon compliance with the Acceptance Criteria. If no Acceptance Criteria is specified in a Work Order, then acceptance shall be based upon Company's reasonable testing. If Company rejects any such Deliverable, Consultant shall promptly correct such Deliverable at its own cost and expense and resubmit such Deliverable to Company for repeated testing pursuant to this Section 10(b). 3 7784198

11. Confidentiality a) Definition. "Confidential Information" means information (including information created by Consultant) which is not generally known about Company or its business, including without limitation about its Creations (defined below), products, projects, designs, developmental or experimental work, the Services, computer programs, software, data bases, know-how, processes, formulas, customers, business partners, suppliers, business plans, marketing plans and strategies, finances, employee compensation, or personnel, and information obtained from third parties under confidentiality agreements. The term "software" includes software in various stages of development or any product thereof and includes without limitation the literal elements of a program (source code, object code or otherwise), its audiovisual components (menus, screens, structure, and organization), any human or machine readable form of the program, and any writing or medium in which the program or the information therein is sorted, written or described, including without limitation diagrams, flow charts, designs, drawings, specifications, models, date and customer information. b) Ownership. All Confidential Information which is created by Consultant in connection with the Services, or otherwise on behalf of Company or which comes into Consultant’s possession or that previously came into Consultant’s possession on behalf of Company shall be and remain the exclusive property of Company. c) No Disclosure or Use of Confidential Information. Unless authorized in writing by Company, Consultant will maintain all Confidential Information in confidence and, except as necessary in conjunction with the performance of the Services, will not copy or make notes of, divulge to anyone outside Company or use any of the Confidential Information for Consultant's own or another's benefit, either during or after the term of this Agreement. d) Returning Company Documents and Tangible Property. Upon request of Company and, in any event, upon termination of this Agreement, Consultant will promptly surrender and deliver to Company (and will not keep in Consultant's possession or deliver to anyone else) any Confidential Information of Company. e) Permitted Disclosures. Consultant may disclose Confidential Information to its employees, agents or consultants who need to know such information to assist Consultant in discharging its duties hereunder and who agree to be bound by the restrictions imposed on Consultant by this Agreement. A breach of this Agreement by Consultant’s employees, agents or consultants shall be deemed a breach by Consultant. f) Publicity. Consultant agrees to submit to Company any proposed press release, advertisement or other promotion relating to the existence of this Agreement, the relationship of the parties, or the Services called for by this Agreement, and Consultant will offer Company the opportunity to review any such materials prior to publication. No such materials shall be published without the prior written approval of Company. Unless Company otherwise agrees in writing, Consultant shall not list Company’s name or marks on Consultant’s published client lists, on Consultant’s website, or in other materials promoting Consultant’s services. 4 7784198

12. Intellectual Property Ownership; Licenses. a) Existing Intellectual Property. Each party shall retain and shall not be deemed by reason of this Agreement to have sold, transferred or otherwise limited or impaired its ownership rights to any invention, discovery, idea, concept, design, program, process, method, work of authorship, development or improvement, modification or addition thereto (whether or not subject to copyright or patent protection and whether or not reduced to practice) held by that party as of the Effective Date ("Pre-Existing Creations"). b) Company Pre-Approval Rights; Open Source. Consultant shall obtain Company's written approval prior to using in the provision of the Services or incorporating into any Deliverable (i) any Pre-Existing Creations of Consultant or (ii) any software or other intellectual property that is subject to an open source or copyleft license or any other agreement that may (a) give rise to any third-party right to use any Deliverables or Creation or (b) limit Company's right to use, copy, maintain, modify, prepare derivative works of, sublicense or distribute such Deliverables or any other Creation in any respect (“Third Party Creations”). Absent Consultant identifying and obtaining Company’s written approval prior to using or incorporating into any Deliverable Pre-Existing Creations of Consultant or Third Party Creations, Consultant shall be deemed to have represented and warranted that no Pre-Existing Creations of Consultant or Third Party Creations are used in, referenced by, or copied by any work product, Services, or Creation (as defined below) delivered to the Company. c) Assignment of Creations. Subject to Consultant's right to grant the Human License set forth in Section 13(d) below, Consultant hereby assigns to Company all of Consultant's right, title and interest in and to any and all Creations created or otherwise developed, alone or in conjunction with others. For the purposes of this Agreement, "Creation" means any Deliverable or other invention, discovery, idea, concept, design, program, process, method, work of authorship, development or improvement, modification or addition thereto (whether or not subject to copyright or patent protection and whether or not reduced to practice by Consultant) (other than Pre-Existing Creations) which is or was created or otherwise developed in the course of performing the Services hereunder. d) Intellectual Property Rights in Works of Authorship. Subject to Consultant's right to grant the Human License set forth in Section 13(d) below, Consultant acknowledges and agrees that any intellectual property rights in Creations which are works of authorship belong to Company and are "works made for hire" within the definition of section 101 of the United States Copyright Acts of 1976, Title 17, United States Code. Company or any of its direct or indirect licensees shall not be obligated to designate Consultant as author of any design, software, firmware, related documentation, or any other work of authorship when distributed publicly or otherwise, nor to make any distribution. e) License to Pre-Existing Creations. To the extent that any Deliverable incorporates or requires use of any Pre-Existing Creation of Consultant (which shall be subject to Company's approval subject to Section 12(b)), Consultant hereby grants to Company a non- exclusive, royalty-free, fully paid-up, transferable, perpetual, irrevocable, worldwide license to make, have made, use, copy, display, operate, maintain, support, modify, enhance and create derivative works of such Pre-Existing Creation of Consultant. 5 7784198

f) License Back. Company hereby grants to Consultant a non-exclusive, royalty-free, fully paid-up, nontransferable, perpetual, irrevocable, worldwide license to make, have made, use, copy, display, operate, maintain, support, modify, enhance and create derivative works of Creations solely for Consultant's own internal business purposes (but not for providing services or deliverables to third parties) to provide services to the Veterinary Field Client provided such use is not competitive with the business in which Company is involved or is reasonably anticipated to become involved. 13. Agreement Not to Compete; License in Human Field and Veterinary Field. a) For the period from the last to terminate of (i) this Agreement or (ii) the sixth anniversary of the execution of this Agreement (the "Covenant Period"), Consultant agrees that it will not, alone or with others, directly or indirectly, develop products for, or provide services to, Consultant or any third party in the Human Field, other than Company. b) Company agrees that Consultant may, during the Covenant Period, perform services in the Veterinary Field (the "Veterinary Services") similar to the Services performed hereunder pursuant to an agreement substantially similar to the terms of this Agreement (a "Veterinary Development Agreement"); provided, that Company, in its sole discretion consents to the recipient of such Veterinary Services in writing (the "Veterinary Field Client"). Company hereby consents to Heska Imaging, LLC, a Delaware limited liability company ("Heska") being the Veterinary Field Client on that basis. c) No less than quarterly during the term of this Agreement or as otherwise requested by Company in writing, Consultant (i) shall provide a detailed summary of the Veterinary Services provided by Consultant to the Veterinary Field Client and the Creations (as defined in the Veterinary Development Agreement) resulting from such Veterinary Services (the "Veterinary Creations") since the later of the Effective Date or the date upon which the last such summary was provided (the "Veterinary Development Summary") and (ii) may provide to the Veterinary Field Client a similar summary of the services provided by Consultant to Company and Creations (as defined herein) resulting from Services under this Agreement ("Cuattro Creations") during the same time period (the "Cuattro Development Summary"). d) Consultant hereby grants to Company an exclusive, paid-up, worldwide license, solely in the Human Field, to that portion of the Veterinary Creations designated in a written notice delivered by Company to Consultant from time to time (the "Human License"); provided, that as consideration for the Human License, Company pays to Consultant an amount equal to fifty percent (50%) of the consideration paid by the Veterinary Field Client to Consultant for the Veterinary Creations. Consultant will certify the amount of such consideration and execute and deliver such other instruments of license and confirmation and take such action as Company may reasonably deem necessary or desirable, in order to more effectively carry out the purposes of this Section 13. e) Company acknowledges that pursuant to a Veterinary Development Agreement, Consultant may grant to the Veterinary Field Client an exclusive, paid-up, worldwide license, solely in the Veterinary Field to that portion of the Creations resulting from the Services selected by the Veterinary Field Client (the "Cuattro Creations") to be used by the 6 7784198

Veterinary Field Client solely in the Veterinary Field (the "Veterinary License"); provided, that as consideration for the Veterinary License, Consultant rebates to Company an amount equal to fifty percent (50%) of the consideration paid by Company to Consultant for the Cuattro Creations. f) For the purposes of this Section 13, "Veterinary Field" means the field of veterinary medicine, including the practice of medicine on or for non-human species, including, but not limited to mammalian, avian or reptilian species, by currently licensed veterinary medical doctors in good standing with state, federal and professional authorities, and by entities in which a licensed veterinary medical doctor oversees the activities performed on or for non-human species; and "Human Field" means every use excluding only the Veterinary Field, including the practice of medicine on or for the human species, by currently licensed medical doctors in good standing with state, federal and professional authorities, and by entities in which a licensed medical doctor oversees the activities performed on or for human species. 14. Warranties. a) Services. Consultant warrants that its provisions of the Services: (i) will be performed in accordance with all applicable Federal, State, or local laws, regulations and executive orders; (ii) will not result in a breach or default under any agreement with or obligation to any third party, or in infringement of any intellectual property rights of any third party; and (iii) will be performed by qualified personnel in a professional and workmanlike manner in accordance with highest industry standards. b) Deliverables. Consultant warrants that all Deliverables and any Creations provided hereunder (i) will not infringe on any third party intellectual property rights; (ii) conform to the specifications and/or requirements set forth on the applicable Work Order and/or any other documentation provided to Company; (iii) are free from any Disabling Code and (iv) are free from any lien, encumbrance or restriction on use by Company. For the purposes of this Agreement, "Disabling Code" shall mean means viruses, mechanisms, Trojan horses, worms, time bombs, cancelbots or other computer instructions, that are intended to either: (a) alter, destroy or inhibit a Deliverable or Company's processing environment, including without limitation, other programs, data storage, computer libraries, and computer and communications equipment; (b) make Company's processing environment inaccessible to Company once the Deliverables has been installed, or that permits unauthorized access to, or produces unauthorized modifications of, Company's computer system or data; (c) self-replicates without functional purpose; or (d) purports to perform a useful function but which actually performs either a destructive or harmful function, or performs no useful function and unnecessarily utilizes computer resources. c) Documentation. Upon completion of each Work Order, Consultant warrants that the documentation or other written or electronic material relating to the Deliverables contains a materially complete, consistent and accurate description of the functional capabilities and operation of the Deliverables. d) Conflict of Interest. During the term of this Agreement, Consultant will not accept work, enter into a contract, or accept an obligation from any third party, inconsistent 7 7784198 or incompatible with Consultant’s obligations, or the scope of Services rendered for Company, under this Agreement. Consultant warrants that there is no other contract or duty on its part inconsistent with this Agreement. Consultant further agrees not to disclose to Company, or to bring onto Company’s premises, or to use or induce Company to use, any confidential information that belongs to anyone other than Company or Consultant. e) Disclaimer. EXCEPT AS SET FORTH IN THIS AGREEMENT OR ANY WORK ORDER, CONSULTANT EXPRESSLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. 15. Indemnification. Consultant hereby agrees to indemnify and hold harmless on demand Company and its officers, directors, managers, employees, agents, shareholders, members, affiliates, successors and assigns, for, from and against any and all liability, claims, damages, losses, costs and expenses (including without limitation reasonable attorneys' fees and costs) related directly or indirectly to (i) any action or claim that Consultant's performance of the Services or the Deliverables or other Creations provided hereunder violate the rights of any third party, including without limitation any claim that the Deliverables, Creations or Pre-Existing Creations of Consultant directly or indirectly infringe any patent, copyright, trademark, trade secret or other intellectual property right of any third party, (ii) unauthorized use of Company’s or a third party’s trademarks by Consultant or its subcontractors or personnel; (iii) Consultant’s failure to pay withholding or other taxes resulting in determination by a government agency that Consultant is not an independent contractor; and (iv) negligence or willful misconduct, errors or omissions of Consultant or its subcontractors or personnel resulting in bodily injury or damages to real or tangible personal property, to Consultant or Company personnel or any third party, except to the extent Company personnel caused such injury or damage by their negligence or willful misconduct, errors or omissions. At its option and in its sole discretion, Company may retain its own counsel to defend any third-party action or tender the defense to Consultant, in which event Company may retain separate counsel to monitor such defense, and legal fees and expenses incurred by Company shall be considered losses subject to indemnification hereunder. 16. Insurance. Consultant shall carry at Consultant's expense appropriate worker's compensation, comprehensive general liability and errors and omissions policies to cover Consultant, its personnel and the performance of the obligations under this Agreement, including (a) worker's compensation of at least the statutory minimums and (b) comprehensive general liability insurance with limits of at least $1,000,000 for any one incident and $2,000,000 in the aggregate. Consultant shall name Company as an additional insured and any such policy shall provide Company with at least 30 days advanced written notice of any cancellation or reduction in coverage. Consultant will, upon request, provide Company with certificates of insurance evidencing Consultant's compliance with this Section 16. 17. Limits of Liability. EXCEPT FOR INDEMNIFICATION OBLIGATIONS AND BREACHES OF CONFIDENTIALITY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, RELIANCE, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, INCLUDING WITHOUT LIMITATION ANY LOSSES OF REVENUE, PROFITS OR DATA OR LOSSES OF BUSINESS OR BUSINESS OPPORTUNITY. 8 7784198

18. Term. This Agreement will continue in effect for so long as any Work Order remains in effect, and shall automatically expire three (3) months after work is completed under the last outstanding Work Order (unless a new Work Order is executed prior to such expiration). 19. Termination. a) Convenience. Company may terminate this Agreement or any pending Work Order at any time for its convenience upon thirty (30) days prior written notice; provided that Company pays Consultant for all Services performed through the effective date of termination. b) Cause. Either party may terminate this Agreement immediately in the event that the other party materially breaches any representation, warranty, term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice specifying the breach in detail from the other party. c) Effect of Termination. Upon termination or expiration of this Agreement for any reason, Consultant shall promptly deliver to Company any and all Confidential Information, Deliverables and Creations or any portions, prior versions or unfinished drafts thereof in its possession as of the effective date of termination or expiration. d) Survival. The following sections shall survive termination or expiration of this Agreement: Sections 3, 7, 8, 11, 12, 13, 14, 16, 17, 18, 19 (c) and 21. 20. Independent Contractor. In performing services as contemplated under this Agreement, the parties acknowledge and agree that Consultant is an independent contractor, not an agent or employee of Company and none of Consultant's personnel shall be eligible for, nor entitled to, and shall not participate in, any of Company's benefit plans, any fringe benefits, health insurance, workers' compensation insurance allowances, programs, reimbursements, or the like, which Company makes available to its employees. Company will not withhold any income tax, FICA, Medicare, worker's compensation, or other employment taxes from payments made to Consultant pursuant to this Agreement. Consultant is responsible for income tax withholding, FICA, Medicare, and other withholding or employment taxes, if any, as required with respect to Consultant and its personnel under this Agreement. Company will comply with all tax reporting requirements relating to payments made to an independent contractor. In the event any person or governmental entity attempts to hold Company liable or responsible for income tax, FICA, Medicare, worker's compensation, or other withholding or employment taxes related to payments Company makes to Consultant under this Agreement, Consultant shall indemnify and hold Company, and its directors, officers, managers, shareholders, members, employees and agents, harmless for, from and against any loss or liability arising therefrom or related thereto, including attorneys' fees, penalties and interest. This Agreement shall not be construed to create a partnership, joint venture or agency relationship between Company and Consultant. 21. General. a) Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the internal laws (and not the conflicts of laws principles) of the State of Delaware. Either party may bring suit to enforce any provision of this Agreement or to 9 7784198 obtain any remedy with respect hereto only in the State and Federal Courts located in Denver, CO. For this purpose both parties hereby expressly and irrevocably consent to the exclusive jurisdiction and venue of said courts. b) Further Assurances. Company and Consultant will each, at the request of the other, execute and deliver to each other all such further instruments and perform all such further actions as may be reasonably requested in order to effectuate the purposes of this Agreement. c) Entire Agreement. This Agreement (and all Work Orders hereunder) constitutes the complete and entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended, modified or altered without the express written consent of the parties. d) Notices. Any notice given hereunder shall be in writing and (i) given by personal delivery, or (ii) sent by prepaid registered or certified mail, postage prepaid, or by reputable overnight courier service, in each case addressed to the addressees set forth above. Any notice so given shall be deemed received as follows: if sent by registered or certified mail, on the third business day next following the mailing thereof; or if sent by reputable overnight courier service, on the next business day. Either party may change its address hereunder by giving written notice of such change to the other party in the manner provided above. e) Waiver. Any term or provision of this Agreement may be waived only in writing by the party or parties who are entitled to the benefits being waived. No waiver by any party shall operate as a waiver of any future exercise of that right, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right or any other right hereunder. All rights and remedies evidenced hereby are in addition to and cumulative to rights and remedies available at law. f) Severability. The invalidity or unenforceability of any provision of this Agreement or any covenant herein contained shall not affect the validity or enforceability of any other provision or covenant hereof or herein contained and any such invalid or unenforceable provision or covenant shall be deemed severed and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision. g) Attorneys' Fees. In the event of any action arising out of this Agreement, the prevailing party shall be entitled to recover its costs, expenses and reasonable attorney's fees incurred in connection with the dispute from the other party. h) Successors and Assigns; Assignment. This Agreement shall inure to the benefit of successors and assigns of Company and is binding upon Consultant's heirs and legal representatives; provided, that Consultant may not assign this Agreement in whole or in part without the prior written consent of Company in its sole discretion. [Signature Page To Follow] 10 7784198

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above. "COMPANY": CUATTRO, LLC By: ______________________________ Name: ______________________________ Title: ______________________________ "CONSULTANT": By: ______________________________ Name: ______________________________ Title: ______________________________ [Signature Page to Consulting and Development Agreement] 7784198

Exhibit A WORK ORDER A-1 This document constitutes a "Work Order" pursuant to Section 1 of that certain Consulting and Development Agreement dated _____________ ____, 20___ (the "Agreement"), by and between Cuattro, LLC, a Colorado limited liability company (the "Company"), whose principal place of business is located at 150 Capital Dr, Suite 280, Golden, CO 80401 and _________________, a ___________________ (the "Consultant"), whose principal place of business is located __________________________. This Work Order is hereby incorporated into the Agreement and is expressly made subject to all of the terms and conditions set forth therein. To the extent that there is any inconsistency between the Agreement and this Work Order, the Agreement shall control except as expressly provided herein to the contrary by specific reference to the appropriate section of the Agreement. Capitalized terms used herein shall have the same meanings set forth in the Agreement, unless the context herein requires otherwise. This Work Order shall become effective on and as of __________ _____, 20___. 1. Scope of Work: 2. Deliverables: 3. Key Individuals: 4. Timeline, Delivery Dates and other Milestones: 5. Acceptance Criteria: 6. Company Contributions: 7. Terms of Compensation to be paid to Consultant: 8. Engagement Manager: 9. Additional Terms: Work Order A-1 - 1 7784198

IN WITNESS WHEREOF, the parties have executed this Work Order and caused the same to be duly delivered on their behalf as of the day and year first written above. "COMPANY": CUATTRO, LLC By: ______________________________ Name: ______________________________ Title: ______________________________ "CONSULTANT": By: ______________________________ Name: ______________________________ Title: ______________________________ [Signature Page of Work Order A-1] 7784198

EXHIBIT B Form of Buyer Development Agreement (as attached) 7772925

Execution Version Consulting and Development Agreement This Consulting and Development Agreement (the "Agreement") is made and entered into as of the ____ day of ___________, 20____ (the "Effective Date"), by and between Heska Imaging, LLC, a Delaware limited liability company (the "Company"), whose principal place of business is located at 3760 Rocky Mountain Avenue, Loveland, CO 80538 and ________________, a ______________________________ (the "Consultant"), whose principal place of business is located at ____________________________________. RECITALS WHEREAS, Company desires to engage Consultant as an independent contractor and Consultant desires to be so engaged, for the purpose of performing certain development and consulting services described below, on the terms and conditions hereinafter set forth. NOW, THEREFORE, for and in consideration of the mutual covenants and undertakings set forth below, the parties agree as follows: AGREEMENT 1. Engagement; Scope. This Agreement is a foundation document to establish a consulting and development relationship between Company and Consultant. This Agreement shall be supplemented from time to time by individual work orders, or other agreements, signed by each party and referencing this Agreement, which define the specifics of each consulting or development project (each, a "Work Order", with initial Work Order A-1 attached hereto as Exhibit A). Each Work Order shall describe the work to be performed (the "Services"), Deliverables, Key Individuals, Timeline, Delivery Dates and other Milestones, Acceptance Criteria, Company Contributions, Terms of Compensation and other information pertaining to the Services. Each Work Order shall, upon execution and delivery by both parties, become part of and be governed by this Agreement. Consultant agrees to perform the Services set forth in each Work Order at each of the Milestones. Consultant recognizes and agrees that time is of the essence for Consultant to perform the Services in accordance with the Milestones and schedule set forth therein and that a failure to perform the Services accordingly will result in expense and damage to Company. Therefore, Consultant agrees to control any slippage in the aforementioned schedule by assigning the necessary resources to the Services as required to meet the Milestones, which resources shall be at Consultant’s sole cost and expense. Notwithstanding the foregoing, the parties agree that the obligations of Consultant to perform the Services at each of the Milestones are subject to Company’s timely performance of the Company Contributions and any delay by Customer in the performance of the Company Contributions shall automatically extend by a commensurate amount of time the schedule for Consultant to complete its obligations under this Agreement, which shall be Consultant’s sole remedy for any failure to perform the Company Contributions. Company shall have no liability for failure to perform the Company Contributions. 2. Change Orders. The parties agree that, at any time during the term of a Work Order, either Company or Consultant may request adjustments to such Work Order, and the parties will negotiate in good faith any corresponding changes and shall put such changes in 7774849 writing. Absent any such agreement in writing, the scope of the Services, the compensation to be paid Consultant and other elements of the Work Order shall remain as set forth in the unmodified Work Order. 3. Staffing; Non-Solicitation. Except in the case of death, disability, illness or termination of employment, Consultant may not transfer or re-assign those personnel of Consultant set forth on the Work Order ("Key Individuals") without at least fourteen (14) days prior written notice and not until a suitable replacement has been approved in writing by Company. Company shall have the right to require removal of any personnel that Company determines not to be in the best interest of Company and Consultant agrees to promptly replace any such individual with an individual of equal or superior ability, experience and qualifications. Consultant hereby acknowledges the character of Company’s business and the substantial amount of time, money and effort that Company has spent and will spend in recruiting competent employees and contractors, and Consultant agrees that it will not, during the term of this Agreement and for eighteen (18) months following termination of this Agreement, alone or with others, directly or indirectly, solicit for employment, hire, or employ, or assist any other entity or person in soliciting for employment, hiring, or employing any employee or contractor who is or who is hereafter employed or engaged by Company or its affiliates at the time. 4. Expenses. Except to the extent expressly provided otherwise in a Work Order, Consultant will pay for all Consultant's own costs and expenses, whatever they may be, and provide Consultant's own tools, software, equipment and premises, as needed, in connection with Consultant's performance of the Services. If travel or other business expenses are authorized in the applicable Work Order, Company will reimburse Consultant for reasonable travel or other business expenses incurred by Consultant in connection with the Services; provided, that such travel or other business expenses are pre-approved in writing by Company and Consultant submits reasonable receipts documenting such expenses to Company in accordance with its policies. Time for travel shall be billed by Consultant at an hourly rate of no more than Twenty- Five Dollars ($25.00) per hour as measured from the point of arrival at an air or train transport center of departure to an air or train transport center of arrival, and only to the extent such travel is engaged in solely for the requirements of a Work Order. 5. Compensation; Payment. Company shall pay Consultant for the Services pursuant to the rates, schedule and payment procedures set forth in the Work Order. If a particular Work Order is based on time and materials, Consultant shall provide a detailed accounting of the hours spent, materials utilized and work performed. Any estimate or total amount set forth in a Work Order shall be deemed an "amount not to exceed," such that Company shall not be responsible for payment for Services rendered under this Agreement in excess of any such amount; provided, however, that Consultant shall remain responsible for the performance of the Services even after exceeding such amount. Consultant shall inform Company when total billed and/or accrued amounts for Services and expenditures reach 75% of any such amount. Under no circumstances shall Company be charged for any time spent or any expense incurred by Consultant in connection with any "ramp-up" period, including without limitation Consultant's costs and expenses from preparation and execution of any Work Order. 6. Incorrect or Disputed Amounts. With respect to any invoice submitted by Consultant, Company may, without triggering a default under this Agreement or relieving 2 7774849

Consultant of its obligation to continue its performance under this Agreement, withhold from any payment otherwise due any amount incorrectly invoiced or otherwise in dispute, provided that Company timely informs Consultant of the amounts alleged to be incorrectly invoiced or in dispute prior to the due date of any such invoice, and the basis for any such assertion. Any disputed amounts shall be resolved by negotiation of the parties in good faith. 7. Taxes; Export. All compensation to be paid and expenses to be reimbursed under this Agreement shall be inclusive of all sales and use taxes, which shall promptly be paid by Consultant to the proper authorities. Consultant agrees not to export, directly or indirectly, any U.S. source technical data acquired from Company or any products utilizing such data to countries outside the United States, which export may be in violation of the United States export laws or regulations. 8. Audit Right. Consultant shall retain books and records during the term of this Agreement and for 12 months after its termination or expiration. Upon ten (10) business days prior written notice to Consultant, Company and its representatives may access Consultant's relevant books and records to conduct an audit on a semi-annual basis for the purpose of verifying the accuracy of Consultant's billings. Audits shall be conducted during regular business hours and shall not unreasonably interfere with Consultant's normal business. Consultant shall promptly refund to Company any overpayments uncovered by such audit. Company shall undertake any audit at its sole expense; provided, however, that if Consultant has overcharged Company by more than 5% for any such period under audit, then Consultant shall be responsible for prompt payment of the reasonable costs of the audit. 9. Reporting; Status Meetings. Consultant will report directly to the relationship manager identified as such on the Work Order (the "Engagement Manager") with respect to Services performed under that Work Order. During the course of performing the Services, Consultant shall maintain contact with the Engagement Manager and will update the Engagement Manager on the status of Consultant's efforts on behalf of Company as requested by the Engagement Manager from time to time, but in no event less than weekly. 10. Delivery; Acceptance a) Delivery. Consultant shall deliver the Deliverables by physical or electronic means as specified in the Work Order to Company's designated delivery site by the due date set forth in the applicable Work Order. Consultant will replace free of charge any Deliverable, or any part thereof, that is lost or damaged in transit. b) Testing; Acceptance. Company shall have thirty (30) days after each delivery of a Deliverable in which to test and either accept or reject such Deliverable in writing based upon compliance with the Acceptance Criteria. If no Acceptance Criteria is specified in a Work Order, then acceptance shall be based upon Company's reasonable testing. If Company rejects any such Deliverable, Consultant shall promptly correct such Deliverable at its own cost and expense and resubmit such Deliverable to Company for repeated testing pursuant to this Section 10(b). 3 7774849

11. Confidentiality a) Definition. "Confidential Information" means information (including information created by Consultant) which is not generally known about Company or its business, including without limitation about its Creations (defined below), products, projects, designs, developmental or experimental work, the Services, computer programs, software, data bases, know-how, processes, formulas, customers, business partners, suppliers, business plans, marketing plans and strategies, finances, employee compensation, or personnel, and information obtained from third parties under confidentiality agreements. The term "software" includes software in various stages of development or any product thereof and includes without limitation the literal elements of a program (source code, object code or otherwise), its audiovisual components (menus, screens, structure, and organization), any human or machine readable form of the program, and any writing or medium in which the program or the information therein is sorted, written or described, including without limitation diagrams, flow charts, designs, drawings, specifications, models, date and customer information. b) Ownership. All Confidential Information which is created by Consultant in connection with the Services, or otherwise on behalf of Company or which comes into Consultant’s possession or that previously came into Consultant’s possession on behalf of Company shall be and remain the exclusive property of Company. c) No Disclosure or Use of Confidential Information. Unless authorized in writing by Company, Consultant will maintain all Confidential Information in confidence and, except as necessary in conjunction with the performance of the Services, will not copy or make notes of, divulge to anyone outside Company or use any of the Confidential Information for Consultant's own or another's benefit, either during or after the term of this Agreement. d) Returning Company Documents and Tangible Property. Upon request of Company and, in any event, upon termination of this Agreement, Consultant will promptly surrender and deliver to Company (and will not keep in Consultant's possession or deliver to anyone else) any Confidential Information of Company. e) Permitted Disclosures. Consultant may disclose Confidential Information to its employees, agents or consultants who need to know such information to assist Consultant in discharging its duties hereunder and who agree to be bound by the restrictions imposed on Consultant by this Agreement. A breach of this Agreement by Consultant’s employees, agents or consultants shall be deemed a breach by Consultant. f) Publicity. Consultant agrees to submit to Company any proposed press release, advertisement or other promotion relating to the existence of this Agreement, the relationship of the parties, or the Services called for by this Agreement, and Consultant will offer Company the opportunity to review any such materials prior to publication. No such materials shall be published without the prior written approval of Company. Unless Company otherwise agrees in writing, Consultant shall not list Company’s name or marks on Consultant’s published client lists, on Consultant’s website, or in other materials promoting Consultant’s services. 4 7774849

12. Intellectual Property Ownership; Licenses. a) Existing Intellectual Property. Each party shall retain and shall not be deemed by reason of this Agreement to have sold, transferred or otherwise limited or impaired its ownership rights to any invention, discovery, idea, concept, design, program, process, method, work of authorship, development or improvement, modification or addition thereto (whether or not subject to copyright or patent protection and whether or not reduced to practice) held by that party as of the Effective Date ("Pre-Existing Creations"). b) Company Pre-Approval Rights; Open Source. Consultant shall obtain Company's written approval prior to using in the provision of the Services or incorporating into any Deliverable (i) any Pre-Existing Creations of Consultant or (ii) any software or other intellectual property that is subject to an open source or copyleft license or any other agreement that may (a) give rise to any third-party right to use any Deliverables or Creation or (b) limit Company's right to use, copy, maintain, modify, prepare derivative works of, sublicense or distribute such Deliverables or any other Creation in any respect (“Third Party Creations”). Absent Consultant identifying and obtaining Company’s written approval prior to using or incorporating into any Deliverable Pre-Existing Creations of Consultant or Third Party Creations, Consultant shall be deemed to have represented and warranted that no Pre-Existing Creations of Consultant or Third Party Creations are used in, referenced by, or copied by any work product, Services, or Creation (as defined below) delivered to the Company. c) Assignment of Creations. Subject to Consultant's right to grant the Human License set forth in Section 13(d) below, Consultant hereby assigns to Company all of Consultant's right, title and interest in and to any and all Creations created or otherwise developed, alone or in conjunction with others. For the purposes of this Agreement, "Creation" means any Deliverable or other invention, discovery, idea, concept, design, program, process, method, work of authorship, development or improvement, modification or addition thereto (whether or not subject to copyright or patent protection and whether or not reduced to practice by Consultant) (other than Pre-Existing Creations) which is or was created or otherwise developed in the course of performing the Services hereunder. d) Intellectual Property Rights in Works of Authorship. Subject to Consultant's right to grant the Human License set forth in Section 13(d) below, Consultant acknowledges and agrees that any intellectual property rights in Creations which are works of authorship belong to Company and are "works made for hire" within the definition of section 101 of the United States Copyright Acts of 1976, Title 17, United States Code. Company or any of its direct or indirect licensees shall not be obligated to designate Consultant as author of any design, software, firmware, related documentation, or any other work of authorship when distributed publicly or otherwise, nor to make any distribution. e) License to Pre-Existing Creations. To the extent that any Deliverable incorporates or requires use of any Pre-Existing Creation of Consultant (which shall be subject to Company's approval subject to Section 12(b)), Consultant hereby grants to Company a non- exclusive, royalty-free, fully paid-up, transferable, perpetual, irrevocable, worldwide license to make, have made, use, copy, display, operate, maintain, support, modify, enhance and create derivative works of such Pre-Existing Creation of Consultant. 5 7774849

f) License Back. Company hereby grants to Consultant a non-exclusive, royalty-free, fully paid-up, nontransferable, perpetual, irrevocable, worldwide license to make, have made, use, copy, display, operate, maintain, support, modify, enhance and create derivative works of Creations solely for Consultant's own internal business purposes (but not for providing services or deliverables to third parties) to provide services to Human Field Client; provided such use is not competitive with the business in which Company is involved or is reasonably anticipated to become involved. 13. Agreement Not to Compete; License in Human Field and Veterinary Field. a) For the period from the last to terminate of (i) this Agreement or (ii) the sixth anniversary of the execution of this Agreement (the "Covenant Period"), Consultant agrees that it will not, during the term of this Agreement, alone or with others, directly or indirectly, develop products for, or provide services to, Consultant or any third party in the Veterinary Field, other than Company. b) Company agrees that Consultant may, during the Covenant Period, perform services in the Human Field (the "Human Services") similar to the Services performed hereunder pursuant to an agreement substantially similar to the terms of this Agreement (a "Human Development Agreement"); provided, that Company, in its sole discretion consents to the recipient of such Human Services in writing (the “Human Field Client”). Company hereby consents to Cuattro, LLC, a Delaware limited liability company ("Cuattro") being the Human Field Client on that basis. c) No less than quarterly during the term of this Agreement or as otherwise requested by Company in writing, Consultant (i) shall provide a detailed summary of the Human Services provided by Consultant to the Human Field Client and the Creations (as defined in the Human Development Agreement) resulting from such Human Services (the "Human Creations") since the later of the Effective Date or date upon which the last such summary was provided (the "Human Development Summary") and (ii) may provide to the Human Field Client a similar summary of the services provided by Consultant to Heska and Creations (as defined herein) resulting from Services under this Agreement (“Heska Creations”) during the same time period (the “Heska Development Summary”). d) Consultant hereby grants to Company an exclusive, paid-up, worldwide license, solely in the Veterinary Field, to that portion of the Human Creations designated in a written notice delivered by Company to Consultant from time to time (the "Veterinary License"); provided, that as consideration for the Veterinary License, Company pays to Consultant an amount equal to fifty percent (50%) of the consideration paid by the Human Field Client to Consultant for the Human Creations. Consultant will certify the amount of such consideration and execute and deliver such other instruments of license and confirmation and take such action as Company may reasonably deem necessary or desirable, in order to more effectively carry out the purposes of this Section 13. e) Company acknowledges that pursuant to a Human Development Agreement, Consultant may grant to the Human Field Client an exclusive, paid-up, worldwide license, solely in the Human Field to that portion of the Creations resulting from the Services 6 7774849 selected by the Human Field Client (the "Heska Creations") to be used by the Human Field Client solely in the Human Field (the "Human License"); provided, that as consideration for the Human License, Consultant rebates to Company an amount equal to fifty percent (50%) of the consideration paid by Company to Consultant for the Heska Creations. f) For the purposes of this Section 13, "Veterinary Field" means the field of veterinary medicine, including the practice of medicine on or for non-human species, including, but not limited to, mammalian, avian, or reptilian species, by currently licensed veterinary medical doctors in good standing with state, federal and professional authorities, and by entities in which a licensed veterinary medical doctor oversees the activities performed on or for non- human species; and "Human Field" means every use excluding only the Veterinary Field, including the practice of medicine on or for the human species, by currently licensed medical doctors in good standing with state, federal and professional authorities, and by entities in which a licensed medical doctor oversees the activities performed on or for human species. 14. Warranties. a) Services. Consultant warrants that its provisions of the Services: (i) will be performed in accordance with all applicable Federal, State, or local laws, regulations and executive orders; (ii) will not result in a breach or default under any agreement with or obligation to any third party, or in infringement of any intellectual property rights of any third party; and (iii) will be performed by qualified personnel in a professional and workmanlike manner in accordance with highest industry standards. b) Deliverables. Consultant warrants that all Deliverables and any Creations provided hereunder (i) will not infringe on any third party intellectual property rights; (ii) conform to the specifications and/or requirements set forth on the applicable Work Order and/or any other documentation provided to Company; (iii) are free from any Disabling Code and (iv) are free from any lien, encumbrance or restriction on use by Company. For the purposes of this Agreement, "Disabling Code" shall mean means viruses, mechanisms, Trojan horses, worms, time bombs, cancelbots or other computer instructions, that are intended to either: (a) alter, destroy or inhibit a Deliverable or Company's processing environment, including without limitation, other programs, data storage, computer libraries, and computer and communications equipment; (b) make Company's processing environment inaccessible to Company once the Deliverables has been installed, or that permits unauthorized access to, or produces unauthorized modifications of, Company's computer system or data; (c) self-replicates without functional purpose; or (d) purports to perform a useful function but which actually performs either a destructive or harmful function, or performs no useful function and unnecessarily utilizes computer resources. c) Documentation. Upon completion of each Work Order, Consultant warrants that the documentation or other written or electronic material relating to the Deliverables contains a materially complete, consistent and accurate description of the functional capabilities and operation of the Deliverables. d) Conflict of Interest. During the term of this Agreement, Consultant will not accept work, enter into a contract, or accept an obligation from any third party, inconsistent 7 7774849 or incompatible with Consultant’s obligations, or the scope of Services rendered for Company, under this Agreement. Consultant warrants that there is no other contract or duty on its part inconsistent with this Agreement. Consultant further agrees not to disclose to Company, or to bring onto Company’s premises, or to use or induce Company to use, any confidential information that belongs to anyone other than Company or Consultant. e) Disclaimer. EXCEPT AS SET FORTH IN THIS AGREEMENT OR ANY WORK ORDER, CONSULTANT EXPRESSLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. 15. Indemnification. Consultant hereby agrees to indemnify and hold harmless on demand Company and its officers, directors, managers, employees, agents, shareholders, members, affiliates, successors and assigns, for, from and against any and all liability, claims, damages, losses, costs and expenses (including without limitation reasonable attorneys' fees and costs) related directly or indirectly to (i) any action or claim that Consultant's performance of the Services or the Deliverables or other Creations provided hereunder violate the rights of any third party, including without limitation any claim that the Deliverables, Creations or Pre-Existing Creations of Consultant directly or indirectly infringe any patent, copyright, trademark, trade secret or other intellectual property right of any third party, (ii) unauthorized use of Company’s or a third party’s trademarks by Consultant or its subcontractors or personnel; (iii) Consultant’s failure to pay withholding or other taxes resulting in determination by a government agency that Consultant is not an independent contractor; and (iv) negligence or willful misconduct, errors or omissions of Consultant or its subcontractors or personnel resulting in bodily injury or damages to real or tangible personal property, to Consultant or Company personnel or any third party, except to the extent Company personnel caused such injury or damage by their negligence or willful misconduct, errors or omissions. At its option and in its sole discretion, Company may retain its own counsel to defend any third-party action or tender the defense to Consultant, in which event Company may retain separate counsel to monitor such defense, and legal fees and expenses incurred by Company shall be considered losses subject to indemnification hereunder. 16. Insurance. Consultant shall carry at Consultant's expense appropriate worker's compensation, comprehensive general liability and errors and omissions policies to cover Consultant, its personnel and the performance of the obligations under this Agreement, including (a) worker's compensation of at least the statutory minimums and (b) comprehensive general liability insurance with limits of at least $1,000,000 for any one incident and $2,000,000 in the aggregate. Consultant shall name Company as an additional insured and any such policy shall provide Company with at least 30 days advanced written notice of any cancellation or reduction in coverage. Consultant will, upon request, provide Company with certificates of insurance evidencing Consultant's compliance with this Section 16. 17. Limits of Liability. EXCEPT FOR INDEMNIFICATION OBLIGATIONS AND BREACHES OF CONFIDENTIALITY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, RELIANCE, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, INCLUDING WITHOUT LIMITATION ANY LOSSES OF REVENUE, PROFITS OR DATA OR LOSSES OF BUSINESS OR BUSINESS OPPORTUNITY. 8 7774849

18. Term. This Agreement will continue in effect for so long as any Work Order remains in effect, and shall automatically expire three (3) months after work is completed under the last outstanding Work Order (unless a new Work Order is executed prior to such expiration). 19. Termination. a) Convenience. Company may terminate this Agreement or any pending Work Order at any time for its convenience upon thirty (30) days prior written notice; provided that Company pays Consultant for all Services performed through the effective date of termination. b) Cause. Either party may terminate this Agreement immediately in the event that the other party materially breaches any representation, warranty, term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice specifying the breach in detail from the other party. c) Effect of Termination. Upon termination or expiration of this Agreement for any reason, Consultant shall promptly deliver to Company any and all Confidential Information, Deliverables and Creations or any portions, prior versions or unfinished drafts thereof in its possession as of the effective date of termination or expiration. d) Survival. The following sections shall survive termination or expiration of this Agreement: Sections 3, 7, 8, 11, 12, 13, 14, 16, 17, 18, 19 (c) and 21. 20. Independent Contractor. In performing services as contemplated under this Agreement, the parties acknowledge and agree that Consultant is an independent contractor, not an agent or employee of Company and none of Consultant's personnel shall be eligible for, nor entitled to, and shall not participate in, any of Company's benefit plans, any fringe benefits, health insurance, workers' compensation insurance allowances, programs, reimbursements, or the like, which Company makes available to its employees. Company will not withhold any income tax, FICA, Medicare, worker's compensation, or other employment taxes from payments made to Consultant pursuant to this Agreement. Consultant is responsible for income tax withholding, FICA, Medicare, and other withholding or employment taxes, if any, as required with respect to Consultant and its personnel under this Agreement. Company will comply with all tax reporting requirements relating to payments made to an independent contractor. In the event any person or governmental entity attempts to hold Company liable or responsible for income tax, FICA, Medicare, worker's compensation, or other withholding or employment taxes related to payments Company makes to Consultant under this Agreement, Consultant shall indemnify and hold Company, and its directors, officers, managers, shareholders, members, employees and agents, harmless for, from and against any loss or liability arising therefrom or related thereto, including attorneys' fees, penalties and interest. This Agreement shall not be construed to create a partnership, joint venture or agency relationship between Company and Consultant. 21. General. a) Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the internal laws (and not the conflicts of laws principles) of the State of Delaware. Either party may bring suit to enforce any provision of this Agreement or to 9 7774849 obtain any remedy with respect hereto only in the State and Federal Courts located in Denver, CO. For this purpose both parties hereby expressly and irrevocably consent to the exclusive jurisdiction and venue of said courts. b) Further Assurances. Company and Consultant will each, at the request of the other, execute and deliver to each other all such further instruments and perform all such further actions as may be reasonably requested in order to effectuate the purposes of this Agreement. c) Entire Agreement. This Agreement (and all Work Orders hereunder) constitutes the complete and entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended, modified or altered without the express written consent of the parties. d) Notices. Any notice given hereunder shall be in writing and (i) given by personal delivery, or (ii) sent by prepaid registered or certified mail, postage prepaid, or by reputable overnight courier service, in each case addressed to the addressees set forth above. Any notice so given shall be deemed received as follows: if sent by registered or certified mail, on the third business day next following the mailing thereof; or if sent by reputable overnight courier service, on the next business day. Either party may change its address hereunder by giving written notice of such change to the other party in the manner provided above. e) Waiver. Any term or provision of this Agreement may be waived only in writing by the party or parties who are entitled to the benefits being waived. No waiver by any party shall operate as a waiver of any future exercise of that right, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right or any other right hereunder. All rights and remedies evidenced hereby are in addition to and cumulative to rights and remedies available at law. f) Severability. The invalidity or unenforceability of any provision of this Agreement or any covenant herein contained shall not affect the validity or enforceability of any other provision or covenant hereof or herein contained and any such invalid or unenforceable provision or covenant shall be deemed severed and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision. g) Attorneys' Fees. In the event of any action arising out of this Agreement, the prevailing party shall be entitled to recover its costs, expenses and reasonable attorney's fees incurred in connection with the dispute from the other party. h) Successors and Assigns; Assignment. This Agreement shall inure to the benefit of successors and assigns of Company and is binding upon Consultant's heirs and legal representatives; provided, that Consultant may not assign this Agreement in whole or in part without the prior written consent of Company in its sole discretion. [Signature Page To Follow] 10 7774849

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above. "COMPANY": HESKA IMAGING, LLC By: ______________________________ Name: ______________________________ Title: ______________________________ "CONSULTANT": By: ______________________________ Name: ______________________________ Title: ______________________________ [Signature Page to Consulting and Development Agreement] 7774849

Exhibit A WORK ORDER A-1 This document constitutes a "Work Order" pursuant to Section 1 of that certain Consulting and Development Agreement dated _____________ ____, 20___ (the "Agreement"), by and between Heska Imaging, LLC, a Delaware limited liability company (the "Company"), whose principal place of business is located at 3760 Rocky Mountain Avenue, Loveland, CO 80538 and _________________, a ___________________ (the "Consultant"), whose principal place of business is located __________________________. This Work Order is hereby incorporated into the Agreement and is expressly made subject to all of the terms and conditions set forth therein. To the extent that there is any inconsistency between the Agreement and this Work Order, the Agreement shall control except as expressly provided herein to the contrary by specific reference to the appropriate section of the Agreement. Capitalized terms used herein shall have the same meanings set forth in the Agreement, unless the context herein requires otherwise. This Work Order shall become effective on and as of __________ _____, 20___. 1. Scope of Work: 2. Deliverables: 3. Key Individuals: 4. Timeline, Delivery Dates and other Milestones: 5. Acceptance Criteria: 6. Company Contributions: 7. Terms of Compensation to be paid to Consultant: 8. Engagement Manager: 9. Additional Terms: Work Order A-1 - 1 7774849

IN WITNESS WHEREOF, the parties have executed this Work Order and caused the same to be duly delivered on their behalf as of the day and year first written above. "COMPANY": HESKA IMAGING, LLC By: ______________________________ Name: ______________________________ Title: ______________________________ "CONSULTANT": By: ______________________________ Name: ______________________________ Title: ______________________________ [Signature Page of Work Order A-1] 7774849

EXHIBIT C Manager’s Certificate of Seller (as attached) 7772925

MANAGER'S CERTIFICATE CUATTRO, LLC a Colorado limited liability company [●], 2018 The undersigned hereby certifies that he is the duly elected, qualified and acting Manager of Cuattro, LLC, a Colorado limited liability company (the "Company"), and in connection with that certain Purchase Agreement for Certain Assets, dated as of November 26, 2018 (the "Agreement"), by and between Heska Imaging, LLC, a Delaware limited liability company, and the Company, the undersigned hereby certifies as follows: 1. Attached hereto as Exhibit A is a true, complete and correct copy of the Articles of Organization of the Company, as amended, as in effect at the Closing, certified by an appropriate authority of the State of Colorado. 2. Attached hereto as Exhibit B is a true, complete and correct copy of the Operating Agreement of the Company as in effect immediately prior to the Closing. 3. Attached hereto as Exhibit C is a true, complete and correct copy of resolutions of the Company's managers and member authorizing the execution, delivery and performance by the Company of the Agreement and all other Seller Transaction Documents and the transactions contemplated hereby and thereby, which resolutions have not been modified, rescinded or revoked. 4. Attached hereto as Exhibit D are the specimen signatures of the officers of the Company authorized to sign the Seller Transaction Documents. 5. (i) The representations and warranties made by the Company in the Agreement or in any instrument, list, certificate or writing delivered by the Company pursuant to the Agreement were true in all material respects when made and at and as of the time of the Closing as though such representations and warranties were made at and as of the Closing; (ii) the Company has performed and complied with all covenants, agreements, obligations and conditions required by the Agreement to be so complied with or performed; and (iii) there is no pending or threatened action or proceeding seeking to enjoin or restrain, nor is any judicial or regulatory order in effect enjoining or restraining, the transactions contemplated by the Agreement. Capitalized terms used in this certificate and not otherwise defined shall have the meanings ascribed to them in the Agreement. [Signature Page Follows] 7784006

IN WITNESS WHEREOF, the undersigned executed this Manager's Certificate as of the date first written above. Kevin S. Wilson, Manager [Signature Page to Manager's Certificate (Cuattro)]

EXHIBIT A ARTICLES OF ORGANIZATION [See Attached] A-1 7784006

EXHIBIT B OPERATING AGREEMENT [See Attached] B-1 7784006

EXHIBIT C RESOLUTIONS [See Attached] C-1 7784006

EXHIBIT D SIGNATURES Name Title Signature Kevin S. Wilson Manager ************** President D-1 7784006

EXHIBIT D Termination Agreement (as attached) 7772925

TERMINATION AGREEMENT This TERMINATION AGREEMENT (the "Agreement"), is made as of this [•] day of [•], 2018 ("Effective Date"), by and among Heska Imaging, LLC, a Delaware limited liability company (the "Buyer"), and Cuattro, LLC, a Colorado limited liability company (the "Seller"). RECITALS WHEREAS, Buyer and Seller are parties to (i) that certain Amended and Restated License Agreement, dated February 22, 2013, as amended by that certain Assignment and Assumption Agreement (License Agreement) dated as of May 31, 2016 (collectively, the "License Agreement") and (ii) that certain Supply Agreement, dated February 22, 2013, and replaced on February 24, 2013 pursuant to that certain Letter Agreement, dated March 4, 2013, as amended (a) by that certain Amendment to Supply Agreement, dated August 10, 2015 and (b) that certain Assignment and Assumption Agreement (Supply Agreement) dated as of May 31, 2016 (collectively, the "Supply Agreement"). WHEREAS, pursuant to that certain Purchase Agreement for Certain Assets, by and among Heska, Buyer and Seller, dated November 26, 2018 (the "Purchase Agreement"), limited to the Veterinary Field, (i) Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of Seller's right, title and interest in and to the Owned Software Assets, the Licensed Software Assets and the Other Assets and (ii) Seller desires to assign to Buyer, and Buyer desires to assume, all the rights and obligations of the Inbound Licenses and MWSTCs; all subject to the terms and conditions contained in the Purchase Agreement (as such terms are defined in the Purchase Agreement). WHEREAS, upon Closing of the Purchase Agreement, for use in the Veterinary Field, Buyer will own the assets that were the subject of the License Agreement and Buyer will obtain its own relationships with suppliers, such that Buyer will no longer require the benefits of the Supply Agreement. NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants, and agreements contained herein, the parties hereto hereby agree as follows: AGREEMENT 1. Incorporation of Recitals. Each of the undersigned hereby acknowledges and agrees that the foregoing recitals are true and correct in all respects. The foregoing recitals are hereby incorporated into and made a part of this Agreement. 2. Termination of the License Agreement. Notwithstanding Section 4 of the License Agreement, the License Agreement is hereby terminated effective as of [•] (the "Termination Date"). From and after the Termination Date, the License Agreement will be of no further force 7774834 or effect, and the rights and obligations of each of the parties thereunder shall terminate; provided, that Sections 5 and 10 shall survive according to their respective terms. 3. Termination of the Supply Agreement. Notwithstanding Section 2 of the Supply Agreement, the Supply Agreement is hereby terminated effective as of the Termination Date. From and after the Termination Date, the Supply Agreement will be of no further force or effect, and the rights and obligations of each of the parties thereunder shall terminate; provided, that Sections 16, 17 and 18 shall survive according to their respective terms. 4. Transition Services; Credit for Monthly Logistics and Management Fee. (a) Notwithstanding the termination of the Supply Agreement, Seller will, during the Transition Period, for no additional compensation, (i) assist Buyer and the provider under the Cloud Agreement (as defined in the Purchase Agreement)(the “New Provider”) to implement data migration from Seller’s platform to the New Provider platform and (ii) continue to perform hosting, DICOM nodes, data migration and other cloud-related services for Buyer in the manner previously provided by Seller under, and in accordance with the terms and conditions of, the Supply Agreement (collectively, the “Transition Services”). The “Transition Period” will be the period of time ending on the earlier of (i) December 31, 2019 and (ii) the date that Buyer notifies Seller in writing that all data migration and services transition to the New Provider have been completed to the reasonable satisfaction of Buyer (the “Transition”); provided, that if the Transition has not occurred on December 31, 2019 for any reason other than the failure of Buyer to reasonably cooperate with the Transition, then the Transition Period will be extended to the date on which the Transition is completed to the reasonable satisfaction of Buyer. (b) In connection with the terminations set forth herein, Seller will reimburse Buyer in an amount equal to $200,000 to reflect and agreed-upon adjustment to the monthly logistics and management fees paid prior to termination pursuant to Section 6.4 of the Supply Agreement, payable to Buyer on the Termination Date in cash in immediately available funds. 5. Miscellaneous. (a) This Termination Agreement may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Termination Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Termination Agreement. (b) This Termination Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. [Signature Page To Follow] 2 7774834

IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the date first written above. "BUYER": HESKA IMAGING, LLC By: ______________________________ Name: ______________________________ Title: ______________________________ "SELLER": CUATTRO, LLC By: ______________________________ Name: ______________________________ Title: ______________________________ [Signature Page to Termination Agreement] 7774834

EXHIBIT E Manager’s Certificate of Buyer (as attached) 7772925

MANAGER'S CERTIFICATE HESKA IMAGING, LLC a Delaware limited liability company [●], 2018 The undersigned hereby certifies that he is a duly elected, qualified and acting Manager of Heska Imaging, LLC, a Delaware limited liability company (the "Company"), and in connection with that certain Purchase Agreement for Certain Assets, dated as of November 26, 2018 (the "Agreement"), by and between the Company and Cuattro, LLC, a Colorado limited liability company, the undersigned hereby certifies as follows: 1. Attached hereto as Exhibit A is a true, complete and correct copy of the Certificate of Formation of the Company, as amended, as in effect at the Closing, certified by an appropriate authority of the State of Delaware. 2. Attached hereto as Exhibit B is a true, complete and correct copy of the Operating Agreement of the Company as in effect immediately prior to the Closing. 3. Attached hereto as Exhibit C is a true, complete and correct copy of resolutions of the Company's managers and member authorizing the execution, delivery and performance by the Company of the Agreement and all other Buyer Transaction Documents and the transactions contemplated hereby and thereby, which resolutions have not been modified, rescinded or revoked. 4. Attached hereto as Exhibit D are the specimen signatures of the officers of the Company authorized to sign the Buyer Transaction Documents. 5. (i) The representations and warranties made by the Company in the Agreement were true when made and at and as of the time of the Closing as though such representations and warranties were made at and as of such date; (ii) the Company has performed and complied with all agreements, obligations and conditions required by the Agreement to be so complied with or performed; and (iii) there is no pending or threatened action or proceeding seeking to enjoin or restrain, nor is any judicial or regulatory order in effect enjoining or restraining, the transactions contemplated by the Agreement . Capitalized terms used in this certificate and not otherwise defined shall have the meanings ascribed to them in the Agreement. [Signature Page Follows] 7784104

IN WITNESS WHEREOF, the undersigned executed this Manager's Certificate as of the date first written above. Jason Napolitano, Manager [Signature Page to Manager's Certificate (Heska Imaging)]

EXHIBIT A CERTIFICATE OF FORMATION [See Attached] A-1 7784104

EXHIBIT B OPERATING AGREEMENT [See Attached] B-1 7784104

EXHIBIT C RESOLUTIONS [See Attached] C-1 7784104

EXHIBIT D SIGNATURES Name Title Signature Jason Napolitano Manager D-1 7784104

EXHIBIT F Arbitration Agreement If any dispute, controversy or claim with respect to the interpretation, performance or enforcement (a "Dispute") this Agreement, such Dispute shall be submitted to confidential arbitration in Denver, Colorado, and for this purpose each party expressly consents to such arbitration in such place on the terms and conditions set forth below. EXCEPT AS SET FORTH BELOW, THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHTS THEY MAY HAVE TO A JUDICIAL RESOLUTION OF ANY DISPUTE SUBJECT TO ARBITRATION PURSUANT HERETO AND THE DECISION OF THE ARBITRATOR HEREUNDER SHALL BE FINAL AND UNAPPEALABLE. The parties agree that any arbitration will be conducted in accordance with the JAMS Comprehensive Arbitration Rules & Procedures (the "JAMS Rules," available at www.jamsadr.com) and the arbitration law of the State of Colorado in effect at the time of the arbitration. The arbitration proceeding will be conducted before a single neutral arbitrator with expertise in financial and business matters who is mutually acceptable to the parties. If the parties cannot agree on an arbitrator, JAMS shall designate the arbitrator. The arbitrator shall be empowered to award equitable relief and compensatory damages, and if authorized by law, attorneys' fees. The arbitrator, however, is not authorized and has no power to award exemplary, punitive or consequential damages. All arbitration proceedings shall be conducted in utmost secrecy. In such case, all documents, testimony and records shall be received, heard and maintained by the arbitrator in secrecy, available for inspection only by the arbitrator, the parties and by their respective attorneys and experts, all of whom shall agree, in advance and in writing, to receive all such information in secrecy. Because of the confidential nature of the Agreement, the parties further agree that in any action to compel arbitration or enforce any arbitration award arising out of the Agreement, no party may file any part of the Agreement in the court record, except this Exhibit F. Notwithstanding anything herein to the contrary, nothing in this Agreement shall preclude any party from seeking interim or provisional relief in any court of competent jurisdiction in the form of a temporary restraining order, preliminary injunction, or other interim equitable relief concerning a Dispute, either prior to or during any arbitration, if deemed necessary by the party, in its discretion, to protect the interests of such party, including a party's interest in continued confidentiality of the Agreement. Bringing or defending an action for such relief shall not constitute a waiver of the right or avoid the obligation to arbitrate as set forth herein. This Exhibit F shall be specifically enforceable. Each party hereby acknowledges having read and understood this Arbitration Agreement and that it has been given an opportunity to seek legal counsel before entering into this Arbitration Agreement. 7772925